Exhibit 99.2

KAIXIN AUTO GROUP

FINANCIAL STATEMENTS

KAIXIN AUTO GROUP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS OF KAIXIN AUTO GROUP

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kaixin Auto Group, its subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities (collectively, the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, changes in equity (deficit), and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and the financial statement schedule included in Schedule I (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, the accompanying financial statements were prepared to present the assets and liabilities and related results of operations and cash flows of Kaixin Auto Group, its subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities. These financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations and cash flows if Kaixin Auto Group, its subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities had operated as a stand-alone group during the periods presented.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

May 6, 2019

We have served as the Company’s auditor since 2018.

KAIXIN AUTO GROUP

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share and per share data, or otherwise noted)

	As of December 31,	As of December 31,
	2017	2018
ASSETS
Current assets:
Cash and cash equivalents	$17,061	$7,950
Restricted cash	47,253	5,818
Accounts receivable	1,297	1,480
Financing receivable (net of allowances of $3,692 and $6,365 as of December 31, 2017 and 2018, respectively; including $78,485 and $nil from the Plans(i) as of December 31, 2017 and 2018, respectively)	125,353	3,486
Prepaid expenses and other current assets	22,755	38,714
Inventory	78,701	57,950
Amounts due from related parties	1,458	—
Assets of discontinued operations – current (including assets of discontinued operations - current of the consolidated VIEs without recourse to Kaixin Auto Group of $24,425 and $nil as of December 31, 2017 and 2018, respectively)	24,425	—
Total current assets	318,303	115,398

Long-term financing receivable	8	—
Goodwill	64,222	75,021
Property and equipment, net	140	813
Assets of discontinued operations – non-current (including assets of discontinued operations – non-current of the consolidated VIEs without recourse to Kaixin Auto Group of $27,422 and $nil as of December 31, 2017 and 2018, respectively)	27,422	—
TOTAL ASSETS	$410,095	$191,232
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable (including accounts payable of the consolidated VIEs without recourse to Kaixin Auto Group of $11,177 and $4,675 as of December 31, 2017 and 2018, respectively)	$11,177	$4,975
Short-term debt (including short-term debt of the consolidated VIEs without recourse to Kaixin Auto Group of $12,296 and $29,816 as of December 31, 2017 and 2018, respectively)	61,479	49,887
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of the consolidated VIEs without recourse to Kaixin Auto Group of $7,986 and $8,030, as of December 31, 2017 and 2018, respectively; including accrued expenses and other current liabilities of the Plans without recourse to Kaixin Auto Group of $4 and $nil as of December 31, 2017 and 2018, respectively)	10,868	10,644
Payable to investors (including payable to investors of the consolidated VIEs without recourse to Kaixin Auto Group of $1,425 and $nil as of December 31, 2017 and 2018, respectively; including payable to investors of the Plans without recourse to Kaixin Auto Group of $64,087 and $nil as of December 31, 2017 and 2018, respectively)	136,961	—
Amounts due to related parties (including amount due to related parties of the consolidated VIEs without recourse to Kaixin Auto Group of $13,088 and $6,683 as of December 31, 2017 and 2018, respectively)	76,578	78,108
Advance from customers (including advance from customers of the consolidated VIEs without recourse to Kaixin Auto Group of $6,220 and $4,078 as of December 31, 2017 and 2018, respectively)	6,220	4,078
Contingent consideration (including contingent consideration of the consolidated VIEs without recourse to Kaixin Auto Group of $4,188 and $11,929 as of December 31, 2017 and 2018, respectively)	4,188	11,929
Income tax payable (including income tax payable of the consolidated VIEs without recourse to Kaixin Auto Group of $6,842 and $6,845 as of December 31, 2017 and 2018, respectively)	7,158	7,590
Liabilities of discontinued operations – current (including liabilities of discontinued operations - current of the consolidated VIEs without recourse to Kaixin Auto Group of $5,520 and $nil as of December 31, 2017 and 2018, respectively)	5,520	—
Total current liabilities	320,149	167,211
Long-term liabilities:
Long-term debt	27,665	—
Long-term contingent consideration (including long-term contingent consideration of the consolidated VIEs without recourse to Kaixin Auto Group $42,268 and $88,098 as of December 31, 2017 and 2018, respectively)	42,268	93,741
Liabilities of discontinued operations – non-current (including liabilities of discontinued operations – non-current of the consolidated VIEs without recourse to Kaixin Auto Group of $18,582 and $nil as of December 31, 2017 and 2018, respectively)	18,582	—
Total non-current liabilities	88,515	93,741
TOTAL LIABILITIES	$408,664	$260,952
Commitments (Note 20)
Equity (Deficit)
Ordinary shares, 800,000,000 shares authorized at par value of $0.0001 each, 160,000,000 and 160,000,000 shares issued and outstanding as of December 31, 2017 and 2018, respectively	$16	$16
Additional paid-in capital	18,654	38,561
Accumulated deficit	(56,858)	(146,073)
Subscription receivable	(16)	(16)
Statutory reserves	4,004	4,004
Accumulated other comprehensive income	978	1,382
Total Kaixin Auto Group shareholders’ deficit	(33,222)	(102,126)
Non-controlling interest	34,653	32,406
Total equity (deficit)	1,431	(69,720)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$410,095	$191,232

(i)	The Company consolidated Shanghai Renren Finance Leasing Asset-Backed Special Plans (the “Plans”), see Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

KAIXIN AUTO GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share and per share data, or otherwise noted)

	Years ended December 31,
	2016	2017	2018
Net revenues:
Automobile sales	$—	$88,227	$420,005
Financing income	20,778	26,426	2,317
Others	68	1,933	9,082
Total net revenues	20,846	116,586	431,404
Cost of revenues:
Automobile sales	—	85,050	399,274
Cost of financing income	10,874	15,259	3,327
Provision for financing receivable	3,165	12,717	10,941
Others	32	32	429
Total cost of revenues	14,071	113,058	413,971
Gross profit	6,775	3,528	17,433
Operating expenses:
Selling and marketing	7,999	10,698	24,077
Research and development	2,374	3,982	4,419
General and administrative	10,367	14,971	23,012
Total operating expenses	20,740	29,651	51,508
Loss from operations	(13,965)	(26,123)	(34,075)
Other (expenses) income	(339)	387	(812)
Fair value change of contingent consideration	—	(1,480)	(49,503)
Interest income	64	902	575
Interest expenses	(58)	(3,068)	(4,261)
Loss before provision of income tax and noncontrolling interest, net of tax	(14,298)	(29,382)	(88,076)
Income tax expenses	(1,690)	(1,158)	(862)
Loss from continuing operations	$(15,988)	$(30,540)	$(88,938)
Discontinued operations:
(Loss) income from discontinued operations, net of taxes of $nil, $nil and $nil for the years ended December 31, 2016, 2017 and 2018	(8,066)	1,845	(594)
Net loss	(24,054)	(28,695)	(89,532)
Net loss attributable to the noncontrolling interest	—	(76)	(317)
Net loss from continuing operations attributable to Kaixin Auto Group	(15,988)	(30,464)	(88,621)
Net (loss) income from discontinued operations attributable to Kaixin Auto Group	(8,066)	1,845	(594)
Net loss attributable to Kaixin Auto Group	$(24,054)	$(28,619)	$(89,215)

The accompanying notes are an integral part of these consolidated financial statements.

KAIXIN AUTO GROUP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands of US dollars, except share and per share data, or otherwise noted)

	Years ended December 31,
	2016	2017	2018
Net loss per share:
Net loss per share from continuing operations attributable to Kaixin Auto Group:
Basic and diluted	$(0.10)	$(0.19)	$(0.56)

Net (loss) income per share from discontinued operations attributable to Kaixin Auto Group:
Basic and diluted	$(0.05)	$0.01	$(0.00)

Net loss per share attributable to Kaixin Auto Group:
Basic and diluted	$(0.15)	$(0.18)	$(0.56)

Weighted average number of shares used in calculating net loss per share from continuing operations attributable to Kaixin Auto Group:
Basic and diluted	160,000,000	160,000,000	160,000,000

Weighted average number of shares used in calculating net (loss) income per share from discontinued operations attributable to Kaixin Auto Group:
Basic and diluted	160,000,000	160,000,000	160,000,000

KAIXIN AUTO GROUP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands of US dollars, except share and per share data, or otherwise noted)

	Years ended December 31,
	2016	2017	2018
Net loss	$(24,054)	$(28,695)	$(89,532)
Other comprehensive (loss) income, net of tax of nil:
Foreign currency translation	(931)	3,598	404
Other comprehensive (loss) income	(931)	3,598	404
Comprehensive loss	(24,985)	(25,097)	(89,128)
Less: Comprehensive loss attributable to noncontrolling interest	—	(76)	(2,466)
Comprehensive loss attributable to Kaixin Auto Group	$(24,985)	$(25,021)	$(86,662)

The accompanying notes are an integral part of these consolidated financial statements.

KAIXIN AUTO GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(In thousands of US dollars, except share and per share data, or otherwise noted)

	Ordinary shares		Subscription	Additional paid-in	Accumulated Earnings	Statutory	Accumulated other comprehensive (loss)	Total Kaixin Auto Group’s equity	Non- controlling	Total equity
	Shares	Amount	receivable	capital	(deficit)	Reserves	income	(deficit)	interest	(deficit)
Balance at January 1, 2016	160,000,000	$16	$(16)	$873	$51,870	$4,004	$(1,689)	$55,058	$—	$55,058
Distribution to Renren Inc.(i)	—	—	—	—	(56,055)	—	—	(56,055)	—	(56,055)
Other comprehensive loss	—	—	—	—	—	—	(931)	(931)	—	(931)
Contribution from Renren Inc.	—	—	—	4,504	—	—	—	4,504	—	4,504
Deemed distribution to Parent associated with tax liability	—	—	—	(169)	—	—	—	(169)	—	(169)
Net loss	—	—	—	—	(24,054)	—	—	(24,054)	—	(24,054)
Balance at December 31, 2016	160,000,000	$16	$(16)	$5,208	$(28,239)	$4,004	$(2,620)	$(21,647)	$—	$(21,647)
Other comprehensive income	—	—	—	—	—	—	2,818	2,818	780	3,598
Noncontrolling interest arising from acquisitions	—	—	—	1,201	—	—	780	1,981	27,683	29,664
Capital contribution from non-controlling interest shareholders	—	—	—	8,355	—	—	—	8,355	6,266	14,621
Contribution from Renren Inc.	—	—	—	4,615	—	—	—	4,615	—	4,615
Deemed distribution to Parent associated with tax liability	—	—	—	(725)	—	—	—	(725)	—	(725)
Net loss	—	—	—	—	(28,619)	—	—	(28,619)	(76)	(28,695)
Balance at December 31, 2017	160,000,000	$16	$(16)	$18,654	$(56,858)	$4,004	$978	$(33,222)	$34,653	$1,431
Share-based compensation	—	—	—	9,046	—	—	—	9,046	—	9,046
Other comprehensive income	—	—	—	—	—	—	2,553	2,553	(2,149)	404
Noncontrolling interest arising from acquisitions	—	—	—	—	—	—	(2,588)	(2,588)	6,048	3,460
Disposal of subsidiaries				2,039			439	2,478	(10,621)	(8,143)
Capital contribution from non-controlling interest shareholders	—	—	—	6,346	—	—	—	6,346	4,792	11,138
Contribution from Renren Inc.	—	—	—	2,476	—	—	—	2,476	—	2,476
Net loss	—	—	—	—	(89,215)	—	—	(89,215)	(317)	(89,532)
Balance at December 31, 2018	160,000,000	$16	$(16)	$38,561	$(146,073)	$4,004	$1,382	$(102,126)	$32,406	$(69,720)

The accompanying notes are integral part of these consolidated financial statements.

KAIXIN AUTO GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars, or otherwise noted)

	Years ended December 31,
	2016	2017	2018
Cash flows from operating activities:
Net loss	$(24,054)	$(28,695)	$(89,532)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	51	42	161
Share-based compensation	3,707	4,502	11,436
Allowances for financing receivable losses	12,436	12,745	11,074
Fair value change of contingent consideration	—	2,601	30,460
Gain on disposal of equipment	—	—	8
Write-offs of inventory related to Ji’nan Dealership	—	—	5,912
Provision for inventory	—	—	200
Write-offs for advance to supplier related to Ji’nan Dearlership	—	—	16,840
Changes in operating assets and liabilities:
Accounts receivable	(104)	(1,114)	(229)
Financing receivable	10	(321)	2
Inventory	—	(67,166)	30,150
Prepaid expenses and other current assets	(6,626)	(20,048)	(22,967)
Accounts payable	10	13,592	(2,426)
Amounts due from/to related parties	3,016	2,027	4,937
Accrued expenses and other current liabilities	1,868	4,122	395
Payable to investors	(531)	(4,048)	(4,691)
Advance from customers	—	6,375	(2,275)
Income tax payable	1,680	1,702	796
Net cash used in operating activities	(8,537)	(73,684)	(9,749)
Cash flows from investing activities:
Proceeds from principal repayments of financing receivable	626,775	925,709	109,701
Payments to provide financing receivable	(799,174)	(748,486)	(5)
Purchases of property and equipment	(106)	(21)	(764)
Loan to related parties	(883)	(9,337)	—
Proceeds from repayment of related party loans	746	8,871	—
Loans to a third party	—	(2,220)	—
Cash disposed of from deconsolidation of subsidiaries	—	(17)	—
Acquisition of business, net of cash acquired	—	(12,088)	(9,950)
Net cash (used in) provided by investing activities	(172,642)	162,411	98,982
Cash flows from financing activities:
Proceeds from investors	844,712	1,568,938	57,767
Payment to investors	(637,931)	(1,680,932)	(187,908)
Repayment of borrowings	—	(14,060)	(107,500)
Proceeds from borrowings	7,530	92,498	71,640
Repayment of advances from related parties	(186,206)	(75,223)	(143,447)
Proceeds from advances from related parties	177,758	35,577	159,938
Capital injection by noncontrolling shareholders	—	13,468	10,873
Net cash provided by (used in) financing activities	205,863	(59,734)	(138,637)
Net increase (decrease) in cash and cash equivalents	24,684	28,993	(49,404)
Cash and cash equivalents and restricted cash at beginning of year	8,011	34,985	64,447
Effect of exchange rate changes	2,290	469	(1,275)
Cash and cash equivalents and restricted cash at end of year	$34,985	$64,447	$13,768
Supplemental schedule of cash flows information:
Interest paid	$6,833	$7,741	$7,448
Income taxes paid	109	177	1
Schedule of non-cash activities:
Contingent consideration	—	62,493	14,113
Acquisition consideration payable	—	9,439	—
Acquisition of business settled by forgiveness of financing receivable	—	21,201	1,428
Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$34,697	$17,194	$7,950
Restricted cash	288	47,253	5,818
Total cash, cash equivalents, and restricted cash	$34,985	$64,447	$13,768

The accompanying notes are an integral part of these consolidated financial statements

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Kaixin Auto Group (“Kaixin Auto”), formerly known as Renren Jinkong and Renren Auto, was founded in 2011 and was incorporated in the Cayman Islands. Prior to the reorganization further discussed below, Kaixin Auto’s operations were insignificant. Renren Inc. (the “Parent” or “Renren”) is the Company’s parent company. Renren is primarily engaged in the used car trading business, operations of financial services platforms to provide used car financing services mostly to used car dealerships, as well as SaaS business. The Company, its consolidated subsidiaries, variable interest entities (“VIEs”) and VIEs’ subsidiaries (collectively referred to as the “Company”) is primarily engaged in the operation of used car sales business and financing services provided to used car dealerships.

Reorganization

In connection with a plan to ultimately list in the United States, following steps were undertaken (the “Reorganization”):

Establishment of Shanghai Jieying. In February 2017, Shanghai Jieying Automobile Sales Co., Ltd. (“Shanghai Jieying”) was established in the People Republic of China (“PRC”). Renren designated Mr. Thomas Jintao Ren and Ms. Rita Rui Yi, two PRC citizens and part of Renren’s management, as the shareholders of Shanghai Jieying on behalf of Renren (referred to as “Shanghai Jieying Nominee Shareholders”). Immediately after the establishment of Shanghai Jieying, Shanghai Jieying and Shanghai Jieying Nominee Shareholders entered into a series of contractual arrangements with Beijing Jiexun Shiji Technology Development Co. Ltd. (“Jiexun Shiji”) which enable Jiexun Shiji to be the primary beneficiary of Shanghai Jieying. Shanghai Jieying and its acquired subsidiaries mainly provide used car sales business.

Transfer of Equity Interests of Renren Finance Inc. (“Renren Finance”) and its subsidiary. In April 2017, the equity interest of Renren Finance and its subsidiary, formerly a consolidated variable interest entity’s subsidiary of Renren, were transferred to the Company for no consideration. Renren Finance’s operations mainly included providing used car financing to used car dealerships.

Disposal of Equity Interests of Renren Winday Company Limited. In April 2017, Renren Winday Company Limited, a subsidiary of the Company established in July 2016 with minimal operations was transferred to Renren for a consideration of $1.3 (HK$10,000).

Transfer of Equity Interests and reorganization of Shanghai Changda. In May 2017, Shanghai Changda, formerly consolidated variable interest entity’s subsidiary of Renren was transferred to Mr. James Jian Liu and Mrs. Jing Yang (referred to the “Shanghai Changda Nominee Shareholders”). Mr. James Jian Liu and Mrs. Jing Yang are two PRC citizens and part of Renren’s management. In June 2017, Shanghai Changda and its Shanghai Changda Nominee Shareholders entered into a series of contractual arrangements with Jiexun Shiji, which enable Jiexun Shiji to be the primary beneficiary of Shanghai Changda. Historically, Shanghai Changda was engaged in providing used car financing services, which mainly included financing to used car dealerships, credit financing to college students, peer-to-peer lending services, wealth management services as well as apartment rental financing. Apartment rental financing services were terminated in January 2016 and were insignificant. Credit financing to college students services, known as Renren Fenqi, was terminated in May 2016 and was further transferred back to Renren in December 2017 (see below). Wealth management platform services were terminated in August 2017 and was further transferred back to Renren in November 2017 (see below). As a result, during the year ended December 31, 2017, the majority of Shanghai Changda’s-financing services relate to financing provided to used car dealerships.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES(cont.)

Transfer of Shanghai Changda subsidiary and business back to Renren. As part of the Reorganization, (1) in November 2017, one of Shanghai Changda subsidiary, Beijing Jingwei Zhihui Information Technology Co., Ltd, who operates the Company’s wealth management services was disposed to Renren and (2) in December 2017, the credit financing to college students business was transferred to Renren. The Company’s wealth management services were insignificant to the Company’s consolidated results during the years ended December 31, 2017 and 2016. Additionally, the disposal of the Company’s credit financing to college students was presented as discontinued operations in the accompanying consolidated financial statements. Refer to Note 4 for further details.

As a result, subsequent to the Reorganization, Shanghai Changda was only engaged in providing financing to used car dealerships.

Establishment of Shanghai Automotive and amendments of the VIE arrangements with Shanghai Changda and Shanghai Jieying. In August 2017, Shanghai Automotive was established in the PRC by the Company. At the same time, Shanghai Jieying and Shanghai Changda terminated their VIE agreements with Jiexun Shiji and entered into VIE agreements with Shanghai Automotive. See further discussions below for the current VIE arrangements.

As a result of the Reorganization, the used car trading business and the finance business were transferred to the Company. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The assets and liabilities and the related results of operations and cash flow of Kaixin Auto reflects the used car trading business and finance business. However, such presentation may not necessarily reflect the results of operations, financial position and cash flows if the Company had actually existed on a stand-alone basis during the periods presented. Transactions between the Company and Renren are herein presented and referred to as related party transactions. Because the reorganization took place with companies under common control, the related assets and liabilities have been presented at historical carrying amounts.

The accompanying consolidated financial statements includes the Company’s direct expenses as well as allocation of certain general and administrative expenses, research and development expenses, selling and marketing expenses and cost of revenues paid by Renren and not directly related to the Company’s used car trading business and financing business. These expenses consist primarily of share-based compensation expenses of senior management and shared marketing and management expenses including accounting, administrative, marketing, internal control, legal support services and other expenses to provide operating support to the related businesses. These allocations are made using a proportional cost allocation method and were based on revenues, headcount as well as estimates of time spent on the provision of services attributable to the Company.

Total cost of revenues, selling and marketing expenses, research and development expenses and general and administrative expenses allocated from Renren amounted to $27, $81, $261 and $4,812 for the year ended December 31, 2016, $16, $48, $283 and $7,166 for the year ended December 31, 2017 and $23, $54, $204 and $5,394 for the year ended December 31, 2018, respectively. Share-based compensation expenses incurred by Renren, which represents the majority of the allocated expenses, are recorded as capital contribution by the Company. Income tax provision reflected in the Company’s consolidated statement of operations is calculated based on a separate return basis as if the Company had filed a separate tax return.

Management believes the basis and amounts of these allocations are reasonable. While the expenses allocated to the Company for these items are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, stand-alone entity, the Company does not believe that there is any significant difference between the nature and amounts of these allocated expenses and the expenses that would have been incurred if the Company had been a separate, stand-alone entity.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Transfer of Ji’nan Dealership

In August 2018, Shandong Jieying Huaqi Auto Service Co. (“Ji’nan Dealership”, subsidiary of the Company’s VIE’s) received a notice from the local police regarding an investigation of the dealership’s premises. The Company believes the investigation is an isolated individual activity of the minority shareholder who holds 30% of Ji’nan Dealership’s equity interest. Certain assets of Ji’nan Dealership are not assessable pursuant to the investigation. In connection with these events, the Company determined that it is probable that it cannot enforce the realization of inventory value and that suppliers to the Ji’nan Dealership are unable to fulfill the contract obligation by either delivering vehicles or returning money to the Company due to the ongoing investigation. As a result, the Company wrote off all inventory and advances to suppliers of the Ji’nan Dealership, which totaled US$5.7 million and US$16.1 million respectively in the third quarter of 2018. In addition, in November 2018, the Company has agreed to transfer its equity interest in the Ji’nan Dealership and the related assets to an affiliate of Renren. In exchange, Renren has agreed to waive RMB133.8 million (approximately US$19.5 million) of related amounts due to Renren. The difference between the net book value of the assets transferred to Renren and the waived amount due to Renren was recorded by the Company as a capital contribution from Renren. Refer to Note 4 for further details.

Share exchange with Kaixin Auto Holdings (“KAH”, formerly CM Seven Star Acquisition Corporation)

On November 2, 2018, the Company, Renren and KAH (former NASDAQ ticker: CMSS) agreed to a business combination under the terms of a definitive share exchange agreement (the “Business Combination”). The business combination was consummated on April 30, 2019. The following transactions were executed pursuant to the definitive share exchange agreement:

●	In the fourth quarter of 2018, Kaixin transferred its equity interests in Shandong Jieying Huaqi Auto Service Co. along with the relevant assets and liabilities to Renren for a consideration of approximately RMB133.8 million (US$20.0 million).

●

In January 2019, Kaixin Auto entered into amendment agreements with the dealership and after-sales service center operators that allowed Kaixin Auto to settle the contingent consideration related to the acquisitions of dealership and after-sales service centers, as disclosed in Note 5, by using shares of KAH. Please refer to note 5 for details of the acquisition arrangements;

●	On April 30, 2019, KAH acquired 100% of the issued and outstanding shares of the Company from Renren in exchange for an initial consideration of approximately 28.3 million of KAH shares upon consummation of the Business Combination;

●	On April 30, 2019, all the options granted under the Kaixin Auto Group 2018 Plan had been cancelled and replaced by the awards under KAH upon consummation of the Business Combination;

●	On April 30, 2019, Renren waived all the outstanding loans and receivables from Kaixin and/or Kaixin’s subsidiaries without recourse by Renren or any of Renren’s subsidiaries upon consummation of the Business Combination. In addition, Renren agreed to assume and be responsible for all the obligations and considerations due to the dealership and after-sales service center operators upon consummation of the Business Combination.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

As of December 31, 2018, Kaixin Auto Group’s subsidiaries, VIEs and VIEs’ major subsidiaries are as follows:

Name of Subsidiaries	Later of date of incorporation or acquisition	Place of incorporation	Percentage of legal ownership by Kaixin Auto Group	Principal activities
Subsidiaries:
Renren Finance, Inc.	December 15, 2014	Cayman Islands	100%	Internet business
Jet Sound Hong Kong Company Limited	May 7, 2011	Hong Kong	100%	Investment holding
Beijing Jiexun Shiji Technology Development Co., Ltd. (“Jiexun Shiji”)	April 26, 2012	PRC	100%	Investment holding
Shanghai Renren Financial Leasing Co., Ltd.	May 25, 2015	PRC	100%	Financing business
Shanghai Renren Automotive Technology Group Co., Ltd. (“Shanghai Automotive”)	August 18, 2017	PRC	100%	Investment holding
Variable Interest Entities:
Shanghai Qianxiang Changda Internet Information Technology Development Co., Ltd. (“Shanghai Changda”)	October 25, 2010	PRC	N/A	Internet business
Shanghai Jieying Automobile Sales Co., Ltd. (“Shanghai Jieying”)	February 27, 2017	PRC	N/A	Used car trading business
Major subsidiaries of Variable Interest Entities:
Beijing Kirin Wings Technology Development Co., Ltd.	January 16, 2013	PRC	N/A	Financing business
Shanghai Wangjing Investment Management Co., Ltd	April 20, 2015	PRC	N/A	Financing business
Shanghai HeiguoInternet Information Technology Co., Ltd.	February 27,2017	PRC	N/A	Inactive company
Jieying Baolufeng Automobile Sales (Shenyang) Co., Ltd.	June 14, 2017	PRC	N/A	Used car trading business
Chongqing Jieying Shangyue Automobile Sales Co., Ltd.	July 3, 2017	PRC	N/A	Used car trading business
Jiangsu Jieying Ruineng Automobile Sales Co., Ltd.	May 16, 2017	PRC	N/A	Used car trading business
Dalian Yiche Jieying Automobile Sales Co., Ltd.	June 27, 2017	PRC	N/A	Used car trading business
Henan Jieying Hengxin Automobile Sales Co., Ltd.	June 29, 2017	PRC	N/A	Used car trading business
Neimenggu Jieying Kaihang Automobile Sales Co., Ltd.	July 14, 2017	PRC	N/A	Used car trading business
Hangzhou Jieying Yifeng Automobile Sales Co., Ltd.	August 1, 2017	PRC	N/A	Used car trading business
Jilin Jieying Taocheguan Automobile Sales Co., Ltd.	October 31, 2017	PRC	N/A	Used car trading business
Suzhou Jieying Chemaishi Automobile Sales Co., Ltd.	October 27, 2017	PRC	N/A	Used car trading business
Cangzhou Jieying Bole Automobile Sales Co., Ltd.	August 10, 2017	PRC	N/A	Used car trading business
Shanghai Jieying Diyi Automobile Sales Co., Ltd.	October 19, 2017	PRC	N/A	Used car trading business
Ningxia Jieying Xianzhi Automobile Sales Co., Ltd.	July 26, 2017	PRC	N/A	Used car trading business
Wuhan Jieying Chimei Automobile Sales Co., Ltd.	November 20, 2017	PRC	N/A	Used car trading business
Fenqi Winday Company Limited	February 29, 2016	Hong Kong	N/A	Internet business
Shanghai Wangjing Commercial Factoring Co., Ltd.	July 28, 2015	PRC	N/A	Financing business
Shanxi Jieying Weilan Automobile Sales and Service Co., Ltd.	March 13,2018	PRC	N/A	Used car trading business
Shanghai Zhoushuo Automobile Technology Co., Ltd.	January 18, 2018	PRC	N/A	Used car trading business

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The VIE arrangements

PRC regulations currently limit direct foreign ownership of business entities providing value-added telecommunications services, and internet services in the PRC where certain licenses are required for the provision of such services. To comply with these PRC regulations, the Company conducts substantially all of its businesses through its VIEs, Shanghai Changda and Shanghai Jieying, which are mainly engaged in the internet finance business and used car trading business, respectively, as well as its respective subsidiaries.

Shanghai Automotive (“WFOE”), a wholly owned subsidiary of Jet Sound Hong Kong Company Limited, entered into a series of contractual arrangements with the VIEs that enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of the VIEs, and (2) receive the economic benefits of the VIEs that could be significant to the VIEs. Accordingly, the Company is considered the primary beneficiary of the VIEs and has consolidated the VIEs’ financial results of operations, assets and liabilities in the Company’s consolidated financial statements. In making the conclusion that the Company is the primary beneficiary of the VIEs, the Company believes the Company’s rights under the terms of the exclusive option agreement provide it with a substantive kick out right.

More specifically, the Company believes the terms of the contractual agreements are valid, binding and enforceable under PRC laws and regulations currently in effect. In particular the Company also believes that the minimum amount of consideration permitted by the applicable PRC law to exercise the exclusive option does not represent a financial barrier or disincentive for the Company to currently exercise its rights under the exclusive option agreement. A simple majority vote of the Company’s board of directors is required to pass a resolution to exercise the Company’s rights under the exclusive option agreement, for which the consent from Mr. Joe Chen, who holds the most voting interests in the Parent, is not required. The Company’s rights under the exclusive option agreement give the Company the power to control the shareholders of the VIEs and thus the power to direct the activities that most significantly impact the VIEs’ economic performance. In addition, the Company’s rights under the powers of attorney also reinforce the Company’s abilities to direct the activities that most significantly impact the VIEs’ economic performance. The Company also believes that this ability to exercise control ensures that the VIEs will continue to execute and renew service agreements and pay service fees to the Company. By charging service fees at the sole discretion of the Company, and by ensuring that service agreements are executed and renewed indefinitely, the Company has the rights to receive substantially all of the economic benefits from the VIEs.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The VIE arrangements (cont.)

The VIEs and their subsidiaries hold the requisite licenses and permits necessary to conduct the Company’s business under the current business arrangements.

The contractual agreements below provide the Company with the power to direct the activities that most significantly affect the economic performance of the VIEs and enable the Company to receive substantially all of economic benefits and absorb the losses of the VIEs.

(1)	Power of Attorney: The WFOE holds irrevocable power of attorney executed by the legal owners of the VIEs to exercise their voting rights on, including but not limited to dividend declaration, all matters at meetings of the legal owners of the VIEs and through such power of attorney has the right to control the operations of the VIEs. The power of attorney for Shanghai Jieying and Shanghai Changda became effective on August 18, 2017 and will remain effective as long as Shanghai Jieying and Shanghai Changda exist. The shareholders of Shanghai Jieying or Shanghai Changda didn’t have the right to terminate or revoke the power of attorney without the prior written consent of Shanghai Automotive.

(2)	Business Operations Agreement: The business operations agreements specifically and explicitly grant the WFOE the principal operating decision making rights, such as appointment of the directors and executive management, of the VIEs.

The terms of the business operations agreements are ten years and will be extended automatically for another ten years unless the WFOE provide a 30-day advance written notice to the VIEs and to each of the VIEs’ shareholders requesting not to extend the term three months prior to the expiration dates of August 17, 2027. Neither the VIEs nor any of the VIEs’ shareholders may terminate the agreements during the terms or the extensions of the terms.

(3)	Exclusive Equity Option Agreement: Under the exclusive equity option agreement, the WFOE has the exclusive right to purchase the equity interests of the VIEs from the registered legal equity owners as far as PRC regulations permit a transfer of legal ownership to foreign ownership. The WFOE can exercise the purchase right at any portion and any time in the 10-year agreement period.

Without the WFOE’s consent, the VIEs’ shareholders shall not transfer, donate, pledge, or otherwise dispose their equity shareholdings in the VIEs in any way. The equity option agreement will remain in full force and effect until the earlier of: (i) the date on which all of the equity interests in the VIEs have been acquired by the respective WFOE or its designated representative(s); or (ii) the receipt of the 30-day advance written termination notice issued by the respective WFOE to the shareholders of the VIEs. The term of these agreements will be automatically renewed upon the extension of the term of the relevant exclusive equity option agreement.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The VIE arrangements (cont.)

(4)	Spousal Consent Agreement: The spouse of each of the shareholders of Shanghai Jieying and Shanghai Changda acknowledged that certain equity interests of Shanghai Jieying, held by and registered in the name of his/her spouse would be disposed of pursuant to the loan agreement, equity option agreement and equity interest pledge agreement of which they were respectively a party, and they will not take any action to interfere with such arrangement, including claiming that such equity interests constitute property or communal property between his/her spouse and himself/herself.

(5)	Exclusive Technical and Consulting Services Agreement: The WFOE and registered shareholders irrevocably agree that the WFOE shall be the exclusive technology service provider to the VIEs in return for a service fee which is determined at the sole discretion of the WFOE.

The term of each of agreement is ten years and will be extended automatically for another ten years unless terminated by the WFOE. The WFOE can terminate the agreement at any time by providing a 30-day prior written notice. The VIEs are not permitted to terminate the agreements prior to the expiration of the terms by August 17, 2027, respectively, unless the WFOE fail to comply with any of their obligations under this agreement and such breach makes the WFOE unable to continue to perform the agreements.

(6)	Loan Agreements: Under loan agreements between the WFOE and each of the shareholders of the VIEs, the WFOE made interest-free loans to the shareholders of exclusively for the purpose of the initial capitalization and the subsequent financial needs of the VIEs. The loans can only be repaid with the proceeds derived from the sale of all of the equity interests in the VIEs to the WFOE or their designated representatives pursuant to the equity option agreements. The term of each of these loans is ten years from the actual drawing down of such loans by the shareholders of the VIEs, and will be automatically extended for another ten years unless a written notice to the contrary is given by the WFOE to the shareholders of the VIEs three months prior to the expiration of the loan agreements.

(7)	Equity Interest Pledge Agreement: The shareholders of the VIEs have pledged all of their equity interests in the VIEs with their respective WFOE and the WFOE are entitled to certain rights to sell the pledged equity interests through auction or other means if the VIEs or the shareholders default in their obligations under other above-stated agreements.

These agreements are substantially the same, and that the equity interest pledge has become effective and will expire on the earlier of: (i) the date on which the VIEs and their shareholders have fully performed their obligations under the loan agreements, the exclusive technical service agreement, the intellectual property right license agreement and the equity option agreements; (ii) the enforcement of the pledge by the WFOE pursuant to the terms and conditions under this agreement to fully satisfy its rights under such agreements; or (iii) the completion of the transfer of all equity interests of the VIEs by the shareholders of the VIEs to another individual or legal entity designated by the WFOE pursuant to the equity option agreement and no equity interests of the VIEs are held by such shareholders.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The VIE arrangements (cont.)

Risks in relation to the VIE structure

The Company and the Company’s legal counsel believe that Shanghai Automotive’s contractual arrangements with the VIEs are in compliance with PRC law and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual arrangements and if the shareholders of the VIEs were to reduce their interest in the Company, their interests may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing the VIEs not to pay the service fees when required to do so. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	Revoke the business and operating licenses of the WFOE, the VIEs and their subsidiaries;

●	Discontinue or restrict the operations of any related-party transactions among the WFOE, the VIEs and their subsidiaries;

●	Impose fines or other requirements on the WFOE, the VIEs and their subsidiaries;

●	Require the Company or the WFOE, the VIEs and their subsidiaries to revise the relevant ownership structure or restructure operations; and/or

●	Restrict or prohibit the Company’s use of the proceeds of the additional offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its business including its used car trading business and its financing services to used car dealerships may be negatively affected if the PRC government were to carry out any of the aforementioned actions. As a result, the Company may not be able to consolidate the VIEs and the VIEs’ subsidiaries in its consolidated financial statements as it may lose the ability to exert effective control over the VIEs and the VIEs’ subsidiaries and shareholders, and it may lose the ability to receive economic benefits from the VIEs and the VIEs’ subsidiaries.

Certain shareholders of the VIEs are also shareholders of the Company. The interests of the shareholders of the VIEs may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing the VIEs not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders of the VIEs will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of the VIEs may encounter in their capacity as beneficial owners and directors of the VIEs. The Company believes the shareholders of the VIEs will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of the VIEs as beneficial shareholders of the VIEs should they act to the detriment of the Company. The Company relies on the current shareholders of VIEs whom also are directors and executive officers of the Company, to fulfill their fiduciary duties and abide by laws of Cayman Islands and act in the best interest of the Company or that conflicts will be resolved in the Company’s favor. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of the VIEs, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The VIE arrangements (cont.)

The Company’s ability to control the VIEs also depends on the power of attorney that the WFOE have to vote on all matters requiring shareholder approval in the VIEs. As noted above, the Company believes this power of attorney is legally enforceable but may not be as effective as direct equity ownership.

The following financial statement balances and amounts of the Company’s VIEs were included in the accompanying consolidated financial statements after elimination of intercompany balances and transactions between the offshore companies, WFOE, VIEs and VIEs’ subsidiaries. As of December 31, 2017 and 2018, the balance of the amount payable by the VIEs and their subsidiaries to the WFOE related to the service fees were $ nil.

	As of December 31,

	2017	2018
Cash and cash equivalents	$2,354	$6,318
Restricted cash	51	—
Accounts receivable, net	1,297	3,026
Financing receivable, net	12	—
Inventory	78,701	57,859
Prepaid expenses and other current assets	17,949	27,123
Amounts due from related parties	858	—
Assets of discontinued operations - current	24,425	—
Total current assets	125,647	94,326
Long-term financing receivable, net	8	—
Goodwill	64,222	64,365
Property and equipment, net	90	155
Assets of discontinued operations - non-current	27,422	—
Total non-current assets	91,742	64,520
Total assets	$217,389	$158,846
Accounts payable	$11,177	$4,675
Short-term debt	12,296	29,816
Accrued expenses and other current liabilities	7,986	8,030
Payable to investors	1,425	—
Amounts due to related parties	13,088	6,683
Advance from customers	6,220	4,078
Contingent consideration	4,188	11,929
Income tax payable	6,842	6,845
Liabilities of discontinued operations - current	5,520	—
Total current liabilities	68,742	72,056
Long-term contingent consideration	42,268	88,098
Liabilities of discontinued operations – non-current	18,582	—
Total non-current liabilities	60,850	88,098
Total liabilities	$129,592	$160,154

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The VIE arrangements (cont.)

	Years ended December 31,
	2016	2017	2018
Net revenues	$4,304	$90,960	$428,492
Net loss	$(6,843)	$(10,541)	$(38,561)
(Loss) income from discontinued operations	$(8,066)	$1,845	$(594)

	Years ended December 31,
	2016	2017	2018
Net cash provided by (used in) operating activities	$27,738	$1,864	$(8,433)
Net cash provided by (used in) investing activities	$47,469	$11,441	$(9,980)
Net cash (used in) provided by financing activities	$(77,643)	$(11,596)	$22,193

The VIEs contributed an aggregate of 20.6%, 78.0% and 99.3% of the consolidated net revenues for the years ended December 31, 2016, 2017 and 2018, respectively. As of the fiscal years ended December 31, 2017 and 2018, the VIEs accounted for an aggregate of 53.0% and 83.1%, respectively, of the consolidated total assets, and 31.7% and 61.4%, respectively, of the consolidated total liabilities. The assets not associated with the VIEs primarily consist of cash and cash equivalents, restricted cash and financing receivable.

There are no consolidated VIEs’ assets that are collateral for the VIEs’ obligations and can only be used to settle the VIEs’ obligations. There are no creditors (or beneficial interest holders) of the VIEs that have recourse to the general credit of the Company or any of its consolidated subsidiaries. There are no terms in any arrangements, considering both explicit arrangements and implicit variable interests, which require the Company or its subsidiaries to provide financial support to the VIEs. However, if the VIEs ever need financial support, the Company or its subsidiaries may, at its option and subject to statutory limits and restrictions, provide financial support to its VIEs through loans to the shareholders of the VIEs or entrustment loans to the VIEs.

Relevant PRC laws and regulations restrict the VIEs from transferring a portion of its net assets, equivalent to the balance of its statutory reserve and its share capital, to the Company in the form of loans and advances or cash dividends. Please refer to Note 22 for disclosure of restricted net assets.

KAIXIN AUTO GROUP

NOTES TOCONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Consolidated Plans

 In January 2016 and September 2016, the Company originated the issuance of two Shanghai Renren Finance Leasing Asset-Backed Special Plans, approximating $46,100 (RMB299.8 million) and $78,500 (RMB510.6 million), respectively (the “Plans”). The Plans are collateralized by certain financing receivables arising from the Company’s used car financing business. The Plan expired on May 17, 2018.

The Plans consist of three tranches: AAA-rated senior securities (covering 68.0% and 70.5% of the total securities issued, respectively) and AA-rated senior securities (covering 10.5% and 11.0% of the total securities issued, respectively) which were purchased by external investors, and subordinate securities (covering 21.5% and 18.5% of the total securities issued, respectively) held by the Company. The Company also provided a guarantee to secure the full repayment of the principal and interest of the external investors in the Plans.

The Company holds significant variable interests in the Plans through holding the subordinate securities and the guarantee provided, from which the Company has the right to receive benefits from the Plans that could potentially be significant to the Plans.

The Company also has power to direct the activities of the Plans that most significantly impact the economic performance of the Plans by making revolving purchases of underlying financing receivables and providing payment collection services from the underlying financing receivables.

Accordingly, the Company is considered the primary beneficiary of the Plans and has consolidated the Plans’ assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

The assets of the Plans are not available to creditors of the Company. In addition, the investors of the Plans have no recourse against the assets of the Company.

The following financial statement amounts and balances of the Plans were included in the accompanying consolidated financial statements after elimination of intercompany transactions and balances:

	As of December 31,
	2017	2018
Financing receivable, net	$78,485	$—
Total assets	$78,485	$—
Accrued expenses and other current liabilities	$4	$—
Payable to investors	64,087	—
Total liabilities	$64,091	$—

	Years ended December 31,
	2016	2017	2018
Net revenues	—	—	—
Net loss	$(375)	$(91)	$(36)

Years ended December 31,
	2016	2017	2018
Net cash provided by operating activities	—	—	—
Net cash provided by investing activities	—	—	—
Net cash provided by financing activities	—	—	—

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Liquidity

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to generate cash flows from operations, and the Company’s ability to arrange adequate financing arrangements, including the support from its Parent to support its working capital requirements.

As of December 31, 2018, the Company had negative working capital of $51,813, a shareholders’ deficit of $69,720, including an accumulated deficit of $146,073. For the year ended December 31, 2018, the Company incurred losses from operations amounting to $88,938 and generated negative cash flows from operating activities amounted to $9,749. These factors raise substantial doubt about our ability to continue as a going concern for the foreseeable future. Subsequent to December 31, 2018, the Company and KAH have entered into the following agreements which mitigate these factors:

•	In January 2019, Kunlun Tech Limited (“Kunlun”), KAH and the Company entered into a convertible loan agreement pursuant to which Kunlun has agreed to invest US$23 million into Kaixin. US$20 million of the loan was advanced to the Company on January 28, 2019, and the remaining US$3 million is to be paid as of January 31, 2020.

•	In January 2019, KAH entered into a subscription agreement with a third-party investor to sell 750,000 of its units (each unit having the same underlying securities as were issued in KAH’s initial public offering) at a price of $10.00 per unit. The private placement of US$7.5 million had been received by KAH on May 2, 2019, which will further provide liquidity for Kaixin’s future operations subsequent to the Business Combination.

•	In April 2019, 58.com Holdings Inc. (“58.com”), KAH and the Company entered into a convertible loan agreement pursuant to which 58.com has agreed to invest US$1 million into Kaixin. The proceeds from the loan were received on April 30, 2019.

•	In April 2019, the Company entered into a long-term borrowing agreement with East West Bank for a total credit up to US$7.3 million. The loan bears an annual interest rate of 5.22%, and has a loan period of eighteen months. On April 12, 2019, US$5.8 million had been extended to the Company by East West Bank, and the Company will be able to further utilize the remaining credit of U$1.5 million as needed during the loan period.

In addition to the above, the Company considered the following:

•	On April 30, 2019, Renren waived all the outstanding loans and receivables from Kaixin and/or Kaixin’s subsidiaries without recourse by Renren or any of Renren’s subsidiaries amounting to US$ 75.6 million upon the consummation of the Business Combination.

•	On May 6, 2019, the Company obtained a binding letter of financial support from Renren, whereas Renren agreed to provide continuing financial support to enable the Company to meet in full the financial obligations as they fall due from a period of twelve months from May 6, 2019.

•	Kaixin is in the process of requesting certain of their short-term loans to be extended.

•	Kaixin has the ability through inventory management techniques to raise additional liquidity.

•	Kaixin’s current liabilities balance at December 31, 2018 include $11,929 of contingent consideration which has subsequently been assumed by Renren as further disclosed in Note 1.

As a result of the above activities and plans, the Company believes that it will have adequate sources of liquidity and capital resources to support its daily operations for the next 12 months after the issuance of the consolidated financial statements.

Principles of consolidation

The consolidated financial statements of the Company include the financial statements of Kaixin Auto Group, its subsidiaries, its VIEs and VIEs’ subsidiaries. All inter-companies transactions and balances are eliminated upon consolidation.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Business combinations

Business combinations are recorded using the acquisition method of accounting. The Company uses a screen to evaluate whether a transaction should be accounted for as an acquisition and/or disposal of a business versus assets. In order for a purchase to be considered an acquisition of a business, and receive business combination accounting treatment, the set of transferred assets and activities must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. If substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets, then the set of transferred assets and activities is not a business. The adoption of this standard requires future purchases to be evaluated under the new framework.

The purchase price of business acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

Where the consideration in an acquisition includes contingent consideration and the payment of which depends on the achievement of certain specified conditions post-acquisition, the contingent consideration is recognized and measured at its fair value at the acquisition date and if recorded as a liability, it is subsequently carried at fair value with changes in fair value reflected in earnings.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of revenues and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, revenue recognition, allowance for financing receivable, deferred tax valuation allowance, income taxes, value-added taxes, impairment of goodwill, cost allocation, the purchase price allocation associated with business combinations and the fair value of contingent consideration related to business acquisitions.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand.

Restricted cash

Restricted cash primarily consists of cash deposits used to secure short-term debt borrowings of the Company, which is expected to be released in accordance with the debt agreement.

The restriction will lapse when the related short-term debt agreement is paid off.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Authoritative literature provides a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

●	Level 1 — inputs are based upon unadjusted quoted prices for identical assets or liabilities traded in active markets.

●	Level 2 — inputs are based upon quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

Financing receivable

Financing receivable represents receivables mostly derived from the used car financing business. Financing receivable is recorded at amortized cost, reduced by a valuation allowance estimated as of the balance sheet date. The amortized cost of a financing receivable is equal to the unpaid principal balance, plus net deferred origination costs. Net deferred origination costs are comprised of certain direct origination costs, net of origination fees received. Origination fees include fees charged to the individuals or companies that increase the financing’s effective yield. Direct origination costs in excess of origination fees received are included in the financing receivable and amortized over the financing term using the effective interest method. Financing origination costs are limited to direct costs attributable to originating the financing, including commissions and personnel costs directly related to the time spent by those individuals performing activities related to the origination.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financing receivable (cont.)

Allowance for financing receivable

An allowance for financing receivable is established through periodic charges to the provision for financing receivable losses when the Company believes that the future collection of principal is unlikely. Subsequent recoveries, if any, are recorded as credits against the allowance. The Company evaluates the creditworthiness of its portfolio based on a pooled basis due to the composition of homogeneous financing with similar size and general credit risk characteristics for similar financing businesses. The Company considers the credit worthiness of the individuals and the companies receiving financing, aging of the outstanding financing receivable and other specific circumstances related to the financing when determining the allowance for financing receivable. The allowance is subjective as it requires material estimates including such factors as known and inherent risks in the financing portfolio, adverse situation that may affect the ability of the individuals and the companies receiving financing to repay and current economic conditions. Recovery of the carrying value of financing receivable is dependent to a great extent on conditions that are beyond the Company’s control.

Nonaccrual financing receivable

Financing income is calculated based on the contractual rate of the financing and recorded as financing income over the life of the financing using the effective interest method. Financing receivables are placed on non-accrual status when reasonable doubt exists as to the full, timely collection of the financing receivable, which happens typically upon reaching 90 days past due. When a financing receivable is placed on non-accrual status, the Company stops accruing financing income. Financing receivable is returned to accrual status if the related individual or company has performed in accordance with the contractual terms for a reasonable period of time and, in the Company’s judgment, will continue to make period principal and financing income payments as scheduled. The Company writes off its nonaccrual financing receivable by considering factors including death of the borrower and its inability to reach the borrower.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transfer of financial instruments

Sales and transfers of financial instruments are accounted under authoritative guidance for the transfers and servicing of financial assets and extinguishment of liabilities.

Through the peer-to-peer platforms and the Plans, the Company identifies individual investors and transfers creditors’ rights originated from the aforementioned financing services to the individual investors. The Company further offers different investment periods to investors with various annual interest rates while those credit rights are held by the investors. The term of the sales require the Company to repurchase those creditors’ rights from investors prior to or upon the maturity of the investment period. As a result, the sales of those creditors’ rights are not accounted for as a sale and remain on the consolidated balance sheet and are recorded as payable to investors in the Company’s consolidated balance sheet.

Inventory

Inventory consists of the purchased used and new automobiles. Inventory is stated at the lower of cost or net realizable value. Inventory cost is determined by specific identification. Net realizable value is the estimated selling price less costs to complete, dispose and transport the vehicles. Selling prices are derived from historical data and trends, such as sales price and inventory turn times of similar vehicles, as well as independent, market resources. Each reporting period the Company recognizes any necessary adjustments to reflect vehicle inventory at the lower of cost or net realizable value through cost of sales in the accompanying consolidated statements of operations.

Inventory write-downs are established based on management’s review on a vehicle-by-vehicle basis for slow moving and obsolete items. On a quarterly basis, the management examines an inventory report. The vehicle is considered slow moving if it has not been sold within a 90 days period since procurement, in light of the Company’s average inventory turnover days during the year ended December 31, 2017 and 2018, were 80 days and 63 days, respectively. In estimating the level of inventory write-downs for slow moving vehicles, the Company considers historical data and forecasted customer demand, such as sales price and inventory turn times of similar vehicles with similar mileage and condition, as well as independent, market information. This valuation process requires management to make judgements, based on currently available information, and assumptions about future demand and market conditions, which are inherently uncertain. To the extent that there are significant changes to estimated vehicle selling prices or decreases in demand for used vehicles, there could be significant adjustment to reflect inventory at net realizable value.

Property and equipment, net

Property and equipment, net is carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Computer equipment and application software	2 - 3 years
Furniture and vehicles	5 years

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations.

Goodwill is not amortized, but tested for impairment upon first adoption and annually, or more frequently if event and circumstances indicate that they might be impaired. The Company has an option to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. In the qualitative assessment, the Company considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. Based on the qualitative assessment, if it is more likely than not that the fair value of each reporting unit is less than the carrying amount, the quantitative impairment test is performed.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Goodwill (cont.)

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, and assumptions that are consistent with the plans and estimates being used to manage the Company’s business, estimation of the long-term rate of growth for the Company’s business, estimation of the useful life over which cash flows will occur, and determination of the Company’s weighted average cost of capital. The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results and market conditions. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for the reporting unit.

In performing the two-step quantitative impairment test, the first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill is not considered impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of the affected reporting unit’s goodwill to the carrying value of that goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. In estimating the fair value of each reporting unit the Company estimates the future cash flows of each reporting unit, the Company has taken into consideration the overall and industry economic conditions and trends, market risk of the Company and historical information. The Company did not record impairment charges of goodwill for the years ended December 31, 2016, 2017 and 2018, respectively.

Revenue recognition

The Company recognizes revenue when control of the good or service has been transferred to the customer, generally either at the time of sale or upon delivery to a customer. The contracts have a fixed contract price and revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. The Company collects value added tax and other taxes from customers on behalf of governmental authorities at the time of sale. These taxes are accounted for on a net basis and are not included in net sales and operating revenues or cost of sales. The Company generally expense sales commissions when incurred because the amortization period would have been less than one year. These costs are recorded within selling expenses. The Company does not have any significant financing payment terms as payment is received at or shortly after the point of sale.

The Company adopted the Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”) on January 1, 2018 using the modified retrospective method. ASC 606 prescribes a five-step model to recognize revenue. Based on the manner in which the Company historically recognized revenue, the adoption of ASC 606 did not have a material impact on the amount or timing of its revenue recognition and the Company recorded no cumulative effect adjustment upon adoption. Additionally, the Company concluded that revenue generated from used car financing services is excluded from the scope of the new revenue standard as it represents revenue within the scope of ASC 310, Receivables, which is explicitly excluded from the scope of ASC 606.

Disaggregation of Revenue

Automobile sales related to used car and new car sales. Financing income related to revenue generated from its used car financing services. Other revenue mainly included revenue generated from agency fees in connection with arrangements with third party dealers whereas the Company facilitates sales of their cars, and commissions received by the Company from insurance companies for its facilitating services.

	Years ended December 31,
	2016	2017	2018
Automobile sales	$—	$88,227	$420,005
Used car financing income	20,778	26,426	2,317
Others	68	1,933	9,082
Total	$20,846	$116,586	$431,404

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Automobile sales

The Company purchases automobiles from unrelated individuals, third party dealerships or manufacturers and suppliers and sells them directly to its customers through its local dealer shops. The prices of used vehicles are set forth in the customer contracts which are agreed prior to delivery. The Company satisfies its performance obligation for used vehicle sales upon delivery when the transfer of title, risks and awards of ownership and control pass to the owner. The Company recognizes revenue at the agreed upon purchase price stated in the contract, including any delivery charges. When cash is received from customers prior to delivery of the vehicle, the Company records such cash as advance from customers in its consolidated balance sheet, which is immaterial as of December 31, 2018.

Used car financing

The Company generates revenue from its financing services business primarily through financing provided to third party used car dealers. Specifically, the Company provides short-term financing services to third party used car dealers to fund the car dealers’ cash needs for used car purchasing. The financing period is no more than six months and is secured by a pledge of the dealers’ used car with total value exceeding the principal of the financing. The Company charges a one-time upfront service fee as well as financing income on a monthly basis. The Company records financing income and service fees related to those services over the life of the underlying financing using the effective interest method on the unpaid principal amounts. The service fees collected upfront, netting the direct origination costs of the financing, are deferred and recognized as financing income as an adjustment to the yield on a straight line basis over the life of the used car financing.

Other revenue

The Company’s other revenues mainly include revenue generated from agency fees in connection with arrangement with third party dealers whereas the company facilitates sales of their cars. The Company does not control the ownership of the automobiles, but rather is acting as an agent for the third party dealers. Revenue is recognized for the net amount of commission the Company is entitled to retain in exchange for the agency service. Other revenues also includes commissions received by the Company from insurance companies and banks for its facilitation services provided to assist customers obtaining related insurance and financing for their automobile purchases.

Business taxes

The Company reports revenue net of business taxes. Business taxes deducted in arriving at net revenue during 2016, 2017 and 2018 were $77, $ nil and $nil, respectively.

Value added taxes

Value-added tax (“VAT”) is reported as a deduction to revenue when incurred and amounted to $1,845, $7,831 and $10,757 for the years ended December 31, 2016, 2017 and 2018, respectively. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in accrued expense and other current liabilities on the consolidated balance sheet.

In 2018, the Company entered into a series of ancillary agreements to facilitate its sale of used cars for value-added tax optimization purposes. Under these ancillary agreements, when the Company sources a used car, the legal title of the car is transferred to a Shanghai Jieying’s executive, and the registration is transferred to the name of one of the dealership’s employees. The Company viewed itself as a service provider in the used car transactions, and therefore is only subject to value-added tax on the difference between the original purchase price and the retail price of the used cars.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities.

Deferred income taxes are recognized when temporary differences exist between the tax basis of assets and liabilities and their reported amounts in the financial statements. Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are presented as non-current in its consolidated balance sheet as of December 31, 2018 and 2017.

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes will be classified as a component of the provisions for income taxes. The Company did not recognize any income tax due to uncertain tax position or incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2016, 2017 and 2018, respectively.

Financial instruments

Financial instruments include cash and cash equivalents, restricted cash, accounts receivable, financing receivable, amounts due from/to related parties, long-term financing receivable, accounts payable, short-term debt, payable to investors and long-term debt. Refer to Note 15 for further details.

Research and development expenses

Research and development expenses are primarily incurred for the development of new services, features and products for the Company’s financing business, used automotive business as well as the further improvement of the Company’s technology infrastructure to support these businesses. The Company has expensed all research and development costs when incurred.

Foreign currency translation

The functional and reporting currency of the Company is the United States dollar (“US dollar”). The financial records of the Company’s subsidiaries and VIEs located in the PRC and Hong Kong are maintained in their local currencies, Renminbi (“RMB”) and Hong Kong Dollar (“HKD”), respectively, which are also the functional currencies of these entities.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statements of operations.

The Company’s entities with functional currency of RMB and HKD, translate their operating results and financial positions into US dollar, the Company’s reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Equity amounts are translated at historical exchange rates. Revenues, expenses, gains and losses are translated using the average rates for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component in the statements of comprehensive loss.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Comprehensive loss

Comprehensive loss includes net income or loss and foreign currency translation adjustments and is reported in the consolidated statements of comprehensive loss.

Share-based Compensation

Share-based compensation expense arises from share-based awards, including restricted share units and share options for the purchase of common stock granted to employees of the Company and certain members of Renren’s managements who to some extents provide services to the Company (“Renren Share-based Awards”). Share-based compensation expense also arises from share-based awards granted by the Company its own employees.

In determining the fair value of share options granted, a binomial option pricing model is applied. In determining the fair value of restricted share units granted, the fair value of the underlying shares on the grant dates is applied.

Share-based compensation expense for share options and restricted share units granted is recognized on a straight - line method over the requisite service period. The Company elected to not estimate the forfeiture rate, but to account for the forfeiture when forfeitures occur.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. In July 2018, ASU 2016-02 was updated with ASU No. 2018-11, Targeted Improvements to ASC 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 (the “optional transition method”) and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. Before ASU 2018-11 was issued, transition to the new lease standard required application of the new guidance at the beginning of the earliest comparative period presented in the financial statements. The Group is in the process of evaluating the effect of the adoption of this ASU and expects the adoption will result in an increase in the assets and liabilities on the consolidated balance sheet for the operating leases and will have an insignificant impact on the consolidated statements of operations.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. The ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. Organizations will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU is effective for SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Companies are required to apply the amendments of this ASU using a modified retrospective approach through a cumulative effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. A prospective transition approach is required for debt securities for which an other-than temporary impairment has been recognized before the effective date. The Company is currently evaluating the impact on its consolidated financial statements of adopting this guidance.

In January 2017, the FASB issued ASU 2017-04: Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the Board eliminated Step 2 from the goodwill impairment test. Under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity should apply the amendments in this Update on a prospective basis. An entity is required to disclose the nature of and reason for the change in accounting principle upon transition. A public business entity should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of this guidance will have a significant effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13 related to disclosure requirements for fair value measurements. The pronouncement eliminates, modifies and adds disclosure requirements for fair value measurements. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on our consolidated financial statements.

In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to the Related Party Guidance for Variable Interest Entities. ASU 2018-17 changes how entities evaluate decision-making fees under the variable interest entity guidance. To determine whether decision-making fees represent a variable interest, an entity considers indirect interests held through related parties under common control on a proportional basis, rather than in their entirety. This guidance will be adopted using a retrospective approach and is effective for the Company on January 1, 2020. The Company is evaluating the effect that adoption of this guidance will have on its consolidated financial statements and related disclosures.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

3. SIGNIFICANT RISKS AND UNCERTAINTIES

Foreign currency risk

The Renminbi (“RMB”) is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. Cash and cash equivalents of the Company included aggregate amounts of $17,037 and $7,879 at December 31, 2017 and 2018, respectively, which were denominated in RMB.

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, accounts receivable, financing receivable and amounts due from related parties. The Company places their cash and cash equivalents, with financial institutions with high-credit ratings and quality. The Company conducts credit evaluations of customers in financing business, and requires collateral or other security from the customers for most of its financing receivable as described in Note 6.

There were no customers that accounted for 10% or more of total net revenue for the years ended December 31, 2016, 2017 and 2018.

No customers accounted for 10% or more of the balance of accounts receivable or financing receivable as of December 31, 2017 and 2018.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

4. DISCONTINUED OPERATIONS

Deconsolidation of Student financing business

In May 2016, the Company terminated its credit financing to college students business and made the decision to stop granting any further financing related to this business. During the remaining year ended December 31, 2016 and 2017, the only substantial activity related to this business related to financing income earned on remaining financing receivable as well as collection efforts to collect on any remaining financing receivable balances outstanding. The credit financing to college students which mostly includes the related assets and liabilities remaining for the business was further transferred back to Renren in December 2017 for no consideration as part of the Reorganization discussed in Note 1. The carrying amount of the net liability at the time of transfer was insignificant.

The disposal of the business over credit financing to college students, represented a strategic shift and had a major effect on the Company’s results of operations. Accordingly, assets, liabilities, revenue and expenses related to those businesses have been reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented.

The following table summarizes the carrying amounts of the major classes of assets and liabilities recorded as discontinued operations in the consolidated balance sheet as of December 31, 2016. There was no discontinued operations on the balance sheet as of December 31, 2017 as the student financing to college student business had been disposed of.

As of December 31, 2016
Financing receivables	$10,043
Prepaid expenses and other current assets	427
Current assets classified as discontinued operations	$10,470
Accrued expenses and other current liabilities	$144
Deferred Revenue	—
Payable to investors	$10,442
Current liabilities classified as discontinued operations	$10,586

The operating results from discontinued operations included in the Company’s consolidated statement of operations were as follows for the years ended December 31, 2016 and 2017.

	Years ended December 31,
	2016	2017
Major classes of line items constituting pretax profit of discontinued operations:
Financing income	$8,538	$2,843
Cost of financing income	11,808	1,001
Selling, research and development, and general and administrative expenses	4,796	375
(Loss) income from the operations of the discontinued operations, before income tax	$(8,066)	$1,467
Income tax expenses	—	—
(Loss) income the operations of the discontinued operations, net of tax	$(8,066)	$1,467

The condensed cash flow related to the discontinued operations were as follows for the years ended December 31, 2016 and 2017.

	Years ended December 31,
	2016	2017
Net cash used in operating activities	$(24,362)	$(624)
Net cash provided by investing activities	$13,693	$10,357
Net cash provided by (used in) financing activities	$10,669	$(9,733)

All notes to the accompanying consolidated financial statements have been retrospectively adjusted to reflect the effect of the discontinued operations, where applicable.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

4. DISCONTINUED OPERATIONS (cont.)

Deconsolidation of Ji’nan Dealership

In order to focus on the used car business, the Company reached the resolution in the third quarter of 2018 to dispose its Ji’nan Dealership, which is primarily engaged in new car sales, to an affiliate of Renren, along with related assets residing in Shanghai Jieying.

The disposal of Ji’nan Dealership represented a strategic shift and had a major effect on the Company’s results of operations. Accordingly, assets, liabilities, revenue and expenses to those businesses have been reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented.

The following table summarizes the carrying amounts of the major classes of assets and liabilities recorded as discontinued operations in the consolidated balance sheet as of December 31, 2017. There was no discontinued operations on the balance sheet as of December 31, 2018 as the Ji’nan Dealership had been disposed of in December 2018.

As of December 31,
2017
Cash and cash equivalents	$133
Accounts and notes receivable, net	50
Inventory	16,311
Prepaid expenses and other current assets	7,931
Current assets classified as discontinued operations	$24,425

Property and equipment, net	$—
Goodwill	27,422
Non-current assets classified as discontinued operations	27,422

Accounts payable	$3,006
Advance from customer	400
Accrued expenses and other current liabilities	358
Contingent Consideration Liability-current	1,756
Current liabilities classified as discontinued operations	$5,520

Contingent Consideration Liability-non-current	$18,582
Non-current liabilities classified as discontinued operations	$18,582

The operating results from discontinued operations included in the Company’s consolidated statement of operations were as follows for the years ended December 31, 2016, 2017 and 2018.

	Years ended December 31,
	2016	2017	2018
Major classes of line items constituting pretax profit of discontinued operations:
Net revenues	$—	$33,264	$47,672
Cost of revenues	—	31,335	50,531

Selling, research and development, and general and administrative expenses	—	430	16,777
Fair value change of contingent consideration	—	(1,121)	19,042
Income (loss) from the operations of the discontinued operations, before income tax	—	378	(594)

Income (loss) from the operations of the discontinued operations, net of tax	$—	$378	$(594)

The condensed cash flow related to the discontinued operations were as follows for the years ended December 31, 2016, 2017 and 2018:

	Years ended December 31,
	2016	2017	2018
Net cash (used in) provided by operating activities	$—	$(18,289)	$516
Net cash used in investing activities	—	—	(1)
Net cash provided by financing activities	—	—	—

All notes to the accompanying consolidated financial statements, except for the cash flow statement, have been retrospectively adjusted to reflect the effect of the discontinued operations, where applicable.

KAIXIN AUTO GROUP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

5. BUSINESS ACQUISITION

Acquisition of used car dealers in 2017

In the second half of 2017, in order to start and expand its business of used car trading, the Company completed 14 acquisitions. The acquired dealerships mostly operate used car sales business in various cities across China.

Each acquisition, while negotiated independently, was structured in a similar manner. Specifically, Shanghai Jieying, initially purchased all car inventories from each dealership. Subsequent to the car purchase, Shanghai Jieying and the shareholder of the existing car dealership (the “Seller”) enter into an equity purchase agreement which requires the Seller to transfer majority interest of the dealership as follows:

(1)	The Seller agrees to set up a new entity to which it transfers the remaining eligible assets of the dealerships, employees, and business contracts owned and leased by the existing dealership. In turn, Shanghai Jieying agrees to subscribe for 70% of the equity interest in this entity.

(2)	Shanghai Jieying agrees to inject cash to the newly formed entity described in the preceding paragraph as well as to pay the Seller contingent consideration in the form of shares of the Company, the parent of Shanghai Jieying.

Shanghai Jieying believes that structuring the acquisitions as described above allows them to avoid potential exposures or liabilities associated with the acquired entities. The purchase of cars and acquisition of the new entity were accounted for as a single transaction.

The payment of the contingent consideration is contingent upon the successful offering of the Company (“offering transaction”) as disclosed in Note 1, as well as the performance of the acquired dealerships. The amount of consideration is measured based on the operating performance of the acquired dealerships both prior to and subsequent to the future offering transaction of the Company, and the number of shares expected to be issued will be calculated based on the issuance price of the offering. Such contingent consideration includes two components that will require the Company to issue the shares at different times. The first issuance will be made upon the successful offering of the Company and is calculated based on a percentage of the cumulative operating results of the acquired dealerships between the acquisition date and the date of the offering. The second issuance will be made in five equal annual installments after the successful offering of the Company and will be calculated based on a percentage of the trailing 12 months operating results of the acquired dealerships leading up to the successful offering, and will be subject to adjustments based on the future financial performance of each acquired dealership. The contingent issuance of shares is not dependent on whether the previous dealership owner remains employed with the Company.

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

5. BUSINESS ACQUISITION (cont.)

Acquisition of used car dealers in 2017 (cont.)

Acquired assets and liabilities were recorded at their fair value at the date of acquisition. The purchase price allocation described below was based on a valuation analysis that utilized and considered generally accepted valuation methodologies such as the income, market and cost approach. The determination and allocation of fair values to the identifiable assets acquired, liabilities assumed and noncontrolling interests is based on various assumptions and valuation methodologies requiring considerable judgment from management. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. The Company determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets, forecasted life cycle and forecasted cash flows over that period.

Subsequent to the date of each acquisition, the Company re measured the estimated fair values of the contingent consideration at each reporting date. For the year ended December 31, 2017, the Company recorded $1,480 in changes in fair value of contingent consideration in the Company’s consolidated statements of operations as a result of the Company’s re-measurement of the estimated fair value of the contingent consideration at the reporting date.

Acquisition of Shandong, Chongqing and Wuhan in 2017

On July 20, July 3, and October 27, 2017, the Company entered into equity purchase agreements (as described above) with Shandong, Chongqing and Wuhan, respectively. The Company initially purchased all car inventories from each dealership which were recorded at fair value. The Company subsequently entered into equity purchase agreements to purchase the new entity set up by the owners of each used car dealership as described in the previous page. As consideration for the transactions, the Company agreed to (1) pay cash consideration which includes partial consideration for the cars purchased as well as capital injection to the entities acquired, (2) forgive financing receivable outstanding that was previously provided by the Company to the used car dealerships and (3) provide contingent consideration to be paid upon the successful offering of the Company. The allocation of the purchase prices for those three significant acquisitions as of the dates of the acquisition are summarized as below:

	Shandong	Chongqing	Wuhan
Cash	$—	$2,727	$—
Capital injection receivable	1,148	—	3,125
Inventory	3,721	2,791	8,786
Goodwill	26,550	13,277	10,405
Noncontrolling interest	7,965	4,801	3,121

The purchase price comprised of:
— Cash consideration	2,203	2,721	8,470
— Forgiveness of financing receivable	2,666	888	3,441
— Contingent consideration	18,585	9,294	7,284
Total	$23,454	$12,903	$19,195

KAIXIN AUTO GROUP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

5. BUSINESS ACQUISITION (cont.)

Acquisition of used car dealers in 2017 (cont.)

Other acquisitions of used car dealerships in 2017

During the second half of 2017, the Company further entered into separate equity purchase agreements with an additional 11 individually insignificant car dealerships. The Company initially purchased all car inventories from each dealership which were recorded at fair value. The Company subsequently entered into equity purchase agreements to purchase the new entity set up by the owners of each car dealership as aforementioned. As consideration for the transactions, the Company agreed to (1) pay cash consideration which includes partial consideration for the cars purchased as well as capital injection to the entity acquired, (2) forgive financing receivable outstanding that was previously provided by the Company to the used car dealership and (3) contingent consideration to be paid upon the successful offering of the Company. The allocation of the purchase price for those insignificant acquisitions is presented on a combined basis as follows:

Other used car dealer acquisitions
Cash	$1,270
Capital injection receivable	10,946
Inventory	30,622
Goodwill	39,043
Noncontrolling interest	12,094

The purchase price comprised of:
— Cash consideration	27,743
— Forgiveness of financing receivable	14,206
— Contingent consideration	27,330
Total	$69,279

The goodwill is mainly attributable to intangible assets that cannot be recognized separately as identifiable assets under US GAAP, and comprise of (a) the assembled work force and (b) the expected but unidentifiable business growth as a result of the synergies resulting from these acquisitions.

Among all the acquisitions that were completed in 2017, some had capital injections made by both the Company and the non-controlling shareholders on the acquisition date, such as Chongqing. 30% of the cash was contributed by the Company and 70% contributed by the non-controlling shareholders, while the ownership interests remained at the agreed 70% and 30%, respectively. Consequently, the fair value of the acquired assets less the fair value of the non-controlling interest does not equal to the aggregate purchase price of all the acquisitions completed in 2017.

The following information summarizes the results of operations attributable to the acquisitions included in the Company’s consolidated statement of operations since the acquisition date:

	Year ended December 31, 2017
	Shandong	Chongqing	Wuhan	Others
Net revenues	$33,263	$17,290	—	$71,483
Net gain (loss)	$1,383	$180	(10)	$(1,652)

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

5. BUSINESS ACQUISITION(cont.)

Acquisition of used car dealers and after-sales service centers in 2018

During the year ended December 31, 2018, the Company completed the acquisition of three after-sales centers, Jinan Zhoushuo Yidong Automobile Trading Co., Ltd. (“Jinan Zhoushuo”), Chongqing Zhoushuo Xingqi Automobile Service Co., Ltd. (“Chongqing Zhoushuo”) and Suzhou Zhoushuo Lujie Automobile Service Co., Ltd. (“Suzhou Zhoushuo”), and one additional dealership, Shanxi Jieying Weilan Automobile Sales Co., Ltd. (“Shanxi”). The structure of these acquisitions are consistent with the acquisition in 2017. The Company initially purchased all inventories, from each dealership and after-sales service center, The Company subsequently entered into equity purchase agreement to purchase the new entity set up by the owners of each dealership and after-sales service center.

Subsequent to the date of each acquisition, the Company measured the estimated fair values of the contingent consideration at each reporting date. For the year ended December 31, 2018, the Company recorded $49,503 in fair value change of contingent consideration, which was recorded as other expenses in the Company’s consolidated statements of operations as a result of the re -measurement of the estimated fair value of the contingent consideration at the reporting date.

Acquisition of Shanxi in 2018

On April 8, 2018, the Company entered into an equity purchase agreement with Shanxi. The Company initially purchased the car inventories from the dealership which were recorded at fair value. The Company subsequently entered into equity purchase agreement to purchase the new entity set up by the owner of Shanxi used car dealership. As consideration for the transaction, the Company agreed to (1) pay cash consideration which includes partial consideration for the cars purchased as well as capital injection to the entities acquired, (2) forgive financing receivable outstanding that was previously provided by the Company to the used car dealerships and (3) provide contingent consideration to be paid upon the successful offering of the Company. The allocation of the purchase price for this acquisition as of the date of the acquisition is summarized as below:

Shanxi
Cash	$—
Capital injection receivable	1,360
Inventory	4,604
Goodwill	3,917
Noncontrolling interest	1,175

The purchase price comprised of:
— Cash consideration	4,536
— Forgiveness of financing receivable	1,428
— Contingent consideration	2,742
Total	$8,706

The following information summarizes the results of operations attributable to the acquisition included in the Company’s consolidated statement of operations since the acquisition date:

Year ended December 31, 2018
Net revenues	$20,135
Net gain	$752

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

5. BUSINESS ACQUISITION (cont.)

Acquisitions of after-sales service centers

During the first half of 2018, the Company further entered into separate equity purchase agreements with three after-sales service centers individually. Each acquisition, negotiated independently, was structured in a similar manner whereby, Shanghai Zhoushuo Automobile Technology Co., Ltd, (“Shanghai Zhoushuo”), a subsidiary of the Company, initially purchased all inventories from each after-sales service center. Subsequent to the purchase, Shanghai Zhoushuo and the shareholder of each of the existing after-sales service center (the “Seller”) entered into an equity purchase agreement which requires the Seller to transfer majority interest of the dealership as follows:

(1)          The Seller agrees to set up a new entity to which it transfers the remaining eligible assets of the after-sales service center, employees, and business contracts owned and leased by the existing after-sales service center. In turn, Shanghai Zhoushuo agrees to subscribe for 70% of the equity interest in this entity.

(2)          Shanghai Zhoushuo agrees to inject cash to the newly formed entity described in the preceding paragraph as well as to pay the Seller contingent consideration in the form of shares of the Company, the parent of Shanghai Zhoushuo.

The Company believes that structuring the acquisitions as described above allows them to avoid potential exposures or liabilities associated with the acquired entities. The purchase of inventories and acquisition of the new entity were accounted for as a single transaction.

The payment of the contingent consideration is contingent upon the successful offering of the Company as well as the meeting performance targets of the acquired after-sales service centers. The amount of consideration is measured based on the operating performance of the acquired after-sales service centers both prior to and subsequent to the future offering transaction of the Company, and the number of shares expected to be issued will be calculated based on the offering price. Such contingent consideration will require the Company to issue the shares at different times. The issuance will be made in four installments, 12-month apart, upon the successful offering of the Company and is calculated based on a percentage of each 12-months cumulative operating results of the acquired after-sales service centers after the acquisition date under different multiples. The contingent issuance of shares is not dependent on whether the previous after-sales service centers owner remains employed with the Company.

Acquired assets and liabilities were recorded at their fair value at the date of acquisition. The purchase price allocation described below was based on a valuation analysis that utilized and considered generally accepted valuation methodologies such as the income, market and cost approach. The determination and allocation of fair values to the identifiable assets acquired, liabilities assumed and noncontrolling interests is based on various assumptions and valuation methodologies requiring considerable judgment from management. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. The Company determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets, forecasted life cycle and forecasted cash flows over that period.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

5. BUSINESS ACQUISITION (cont.)

Acquisitions of after-sales service centers (cont.)

As consideration for the transactions, the Company agreed to (1) pay cash consideration which includes capital injection to the entity acquired and (2) contingent consideration to be paid upon the successful offering of the Company. The allocation of the purchase price for the acquisitions are presented as follows:

After-sales service centers
Capital injection receivable	651
Inventory	35
Goodwill	16,244
Noncontrolling interest	4,873

The purchase price comprised of:
— Cash consideration	686
— Contingent consideration	11,371
Total	$12,057

The goodwill is mainly attributable to intangible assets that cannot be recognized separately as identifiable assets under US GAAP, and comprise of (a) the assembled work force and (b) the expected but unidentifiable business growth as a result of the synergies resulting from these acquisitions.

The following information summarizes the results of operations attributable to the acquisitions included in the Company’s consolidated statement of operations since the acquisition dates:

Year ended December 31, 2018
Chongqing/ Suzhou/ Jinan Zhoushuo
Net revenues	$341
Net loss	$582

In December 2018, the Company disposed 70% equity interest of Chongqing Zhoushuo to the minority shareholder and received US$0.1 million consideration. The transfer of equity interest registration of Chongqing Zhoushuo was completed on December 6, 2018. As a result, an immaterial gain from disposal of Chongqing Zhoushuo was recorded during the year ended December 31, 2018.

The disposal of Chongqing Zhoushuo does not constitute a strategic shift that will have a major effect on the Company’s operations or financial results and as such, the disposal is not classified as discontinued operations in the Company’s consolidated financial statements.

Pro forma information of acquisitions in 2017 and 2018

Supplementary pro-forma revenues and net earnings for the combined entity, as if business combination had been acquired as of January 1, 2016 were not included as it is impracticable since the used car dealerships and after-sales service centers historically did not have sound accounting systems to maintain reliable accounting records prior to the acquisitions and creating reliable accounting records would require an unreasonably significant amount of effort and resources. Post-acquisition, the newly established entities began to create and maintain accounting records.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

6. FINANCING RECEIVABLE

Financing receivable consists of the following:

	As of December 31,
	2017	2018
Current financing receivable
Used car financing	$129,018	$9,846
Other financing	27	5
Less allowance for financing receivable	(3,692)	(6,365)
Current financing receivable, net	$125,353	$3,486
Long-term financing receivable
Used car financing	$8	$—
Less allowance for long-term financing receivable	—	—
Long-term financing receivable, net	$8	$—

Financing receivable mainly represents both the principal and financing income receivable associated with the used car dealership financing services expected to be collected from the used car dealerships receiving financing under the financing business at the respective balance sheet dates. Used car financing is secured with pledged assets, which are used car with value not less than the financing receivable. The Company has ceased granting new loans for the used car financing since January 2018, but continues to service the outstanding loans until maturity.

The following table presents nonaccrual financing receivable as of December 31, 2017 and 2018, respectively.

	As of December 31,
	2017	2018
Used car financing	$7,373	$9,838
Other financing	6	5
	$7,379	$9,843

The following table presents the past-due aging of financing receivable as of December 31, 2018.

	0 – 90 days past-due aging	over 90 days past-due aging	total past due	current	total financing receivable
Used car financing	$—	$9,838	$9,838	$8	$9,846
Other financing	—	5	5	—	5
	$—	$9, 843	$9,843	$8	$9,851

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

6. FINANCING RECEIVABLE (cont.)

The following table presents the past-due aging of financing receivable as of December 31, 2017.

	0 – 90 days past-due aging	over 90 days past-due aging	total past due	current	total financing receivable
Used car financing	$9,654	$7,373	$17,027	$111,999	$129,026
Other financing	21	6	27	—	27
	$9,675	$7,379	$17,054	$111,999	$129,053

Movement of allowance for financing receivable is as follows:

	As of December 31,
	2016	2017	2018
Beginning balance	$(431)	$(3,357)	$(3,692)
Charge to cost of revenues	(3,165)	(12,717)	(11,074)
Write off of financing receivable	119	12,933	7,786
Exchange difference	120	(551)	615
Ending balance	$(3,357)	$(3,692)	$(6,365)

For the years ended December 31, 2016, 2017 and 2018, the Company considered loan principal and financing income receivables meeting any of the following conditions as uncollectible and has further written them off: (i) death of the borrower; or (ii) unable to reach the borrower.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

7. PREPAID EXPENSES AND OTHER CURRENT ASSETS

		As of December 31,
	Note	2017	2018
Advances to third parties	(i)	$6,783	$30,545
Prepaid expenses		1,130	2,013
Deposits		2,970	172
Funds receivable	(ii)	2,239	374
Loan to a third party	(iii)	2,305	—
Other receivable	(iv)	4,209	362
Advance to employees	(v)	—	2,812
Other current assets		3,119	2,436
Total		$22,755	$38,714

(i)	Advances to third parties mainly represents cash advanced to third party dealerships for car purchase. Specifically, some of the advances to third parties relates to consignment sales, in which the Company acts as an agent and assists other third party dealerships in the sale of their cars by allowing them to move their cars to the Company’s own lot. The Company pays those third party dealerships an advance amounting to the value of the car. The Company agrees to market those cars and if successfully sold, receives a commission from those third party dealerships. The Company does not take title to the cars and merely acts as an agent. The advance is subsequently settled either (1) when the car is sold by the Company or (2) if the car is not sold, the cash is remitted back to the Company by the third party dealership. The balance was substantially collected after December 31, 2018 and the commission earned from the above arrangements is immaterial for the years ended December 31, 2017 and 2018.

(ii)	Funds receivable mainly represents balances paid by individuals that are held at a third party electronic payment channel as of December 31, 2017 and 2018. The balances were collected subsequent to year-end.

(iii)	The balance in 2017 represents the loan to a third party, which bears an annual interest rate 10% and has a loan period of one year and has been settled in 2018.

(iv)	Other receivable mainly represents cash advanced to customers of third party dealerships for purchase of cars for which loans were approved by a bank but for which the customers have not yet received the cash. The amount was subsequently collected by the Company after year-end.

(v)	Advance to employees represents cash advanced to employees mainly for purchasing used cars on behalf of the Company.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

8. PROPERTY AND EQUIPMENT, NET

	As of December 31,
	2017	2018
Computer equipment and application software	$136	$431
Furniture and vehicles	54	576
	$190	$1,007
Less: Accumulated depreciation	$(50)	$(194)
	$140	$813

Depreciation expense from continuing operations was $51, $42 and $161 for the years ended December 31, 2016, 2017 and 2018, respectively.

No impairment loss was recognized for the years ended December 31, 2016, 2017 and 2018, respectively.

9. GOODWILL

Amount
Balance at January 1, 2018	$64,222
Addition in goodwill related to acquisitions	20,161
Subtraction in goodwill related to disposals	(4,741)
Exchange difference	(4,621)
Balance at December 31, 2018	$75,021

The Company’s goodwill reflects the excess of the consideration paid or transferred including the fair value of contingent consideration over the fair values of the identifiable net assets acquired. The goodwill balance as of December 31, 2018 and 2017 relates to the various used car dealerships and after-sales service centers acquired during the year ended December 31, 2018 and 2017, as disclosed in Note 5.

To assess potential impairment of goodwill, the Company performs an assessment of the carrying value of the reporting unit at least on an annual basis or when events occur or circumstances change that would more likely than not reduce the estimated fair value of the reporting unit below its carrying value. The Company performed a goodwill impairment analysis as of December 31, 2018 and 2017, respectively. When determining the fair value of the used car business reporting unit, the Company used a discounted cash flow model that included a number of significant unobservable inputs. Key assumptions used to determine the estimated fair value include: (a) internal cash flows forecasts including expected revenue growth, operating margins and estimated capital needs, (b) an estimated terminal value using a terminal year long-term future growth rate determined based on the growth prospects of the reporting unit; and (c) a discount rate that reflects the weighted-average cost of capital adjusted for the relevant risk associated with the used car business reporting unit’s operations and the uncertainty inherent in the Company’s internally developed forecasts.

Based on the Company’s assessment as of December 31, 2018, the fair value of used car business reporting unit exceeded its carrying value.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

10. SHORT-TERM DEBT AND LONG-TERM DEBT

Short-term debt

		As of December 31,
	Note	2017	2018
Bank of Shanghai	(i)	$12,296	$21,817
Hengfeng Bank	(ii)	49,183	—
Bank of Beijing	(iii)	—	20,798
Others	(iv)	—	7,272
Total		$61,479	$49,887

Long-term debt

		As of December 31,
	Note	2017	2018
Hengfeng Bank	(ii)	$27,665	$—
Total		$27,665	$—

(i)	In May and August 2017, the Company entered into five short-term loan agreements with Bank of Shanghai for $12,296 in aggregate. The loans bear annual interest rates of 137.9% to 149.4% over the one-year loan interest rate quoted by the People’s Bank of China and have loan periods ranging from eight to eleven months. The Company repaid the loans in April 2018.

In February 2018, the company entered into a loan agreement with Shanghai Bank for $10,181. The loan bears an annual interest rate of 130.0% over the one-year loan interest rate quoted by the People’s Bank of China and has a loan period of one year. The Company repaid the loan in February 2019.

In April and May 2018, the Company entered into two loan agreements with Shanghai Bank for $11,636 in aggregate. Both loans bear an annual interest rate of 140.0% over the one-year loan interest rate quoted by the People’s Bank of China and have a loan period of one year. $7,272 of the loan was due in April 2019 and had been repaid by the Company.

(ii)	Both the short-term and long-term loan obtained from Hengfeng Bank in 2017 had been repaid by the Company in May 2018.

(iii)	In March, May and June 2018, the Company entered into four loan agreements with Bank of Beijing for $20,798 in aggregate. The loans bear annual interest rates of the Loan Prime Rate plus additional interest rate ranged from 0.05% to 1.355% with loan period of one year. $14,544 and $3,491 of the loans had been repaid by the Company in March and April 2019, respectively.

(iv)

In January 2018, the Company entered into two loan agreements with a third party individual for a total amounting to $6,109. The loans had an annual interest rate of 10% and were due in July 2018. In July 2018, the Company further refinanced the loans for another 6 months with the same interest rate, and subsequently repaid $6,109 of the loans in January 2019.

In April, May, June, July, August and September 2018, the Company entered into eighteen loan agreements with an individual for $17,787 in aggregate. The loans all bear an annual interest rate of 10.8% and have a period of one month. $17,496 was repaid in May and June 2018, and the remaining balance of $291 was repaid in October 2018.

In August 2018, the Company entered into two loan agreements with an individual for $872 in aggregate. The loans both bear an annual interest rate of 10.8% and have a period of two months and four months, respectively. Upon maturity, the Company further renewed the loans for another 12 months with the same interest rate.

In October 2018, the Company entered into a loan agreement with the individual for $291. The loan bears an annual interest rate of 10.8% and have a period of six months. The Company repaid the loan in April 2019.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

11. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	As of December 31,
	2017	2018
Employee payroll and welfare payables	$1,505	$616
Other tax payable	5,747	6,413
Accrued professional, marketing and rental expenses	1,046	1,136
Interest payable	1,311	381
Deposits payable	123	407
Other payables	1,136	1,691
Total	$10,868	$10,644

12. PAYABLE TO INVESTORS

In the ordinary course of business, through the peer-to-peer platforms and the Company’s Plans, the Company identifies investors and transfers creditors’ rights to those investors. The Company further offers different investment periods to investors with various annual interest rates while those credit rights are held by the investors. The terms of the sales require the Company to repurchase those creditors’ rights from investors prior to or upon the maturity of the investment period. As a result, the sales of those creditors’ rights are not accounted for as a sale and remain on the consolidated balance sheet and are recorded as payable to investors in the Company’s consolidated balance sheet. The financing business was terminated in May 2018 along with the expiration of the Company’s Plan on May 17, 2018.

Payable to investors includes payable with terms shorter than one year as well as the current portion of the payable to investors.

		Fixed annual		As of December 31,
		rate (%)	Term	2017	2018
Short-term payable to investors	(i)	8.6% - 11.0%	15 Days - 12 Months	$136,961	$—

(i)       The short-term payable to investors as of December 31, 2017 relates to the “Plans” and the balance in 2017 had been repaid by the Company in 2018.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

13. INCOME TAXES

The Company and Renren Finance Inc. are both incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the companies are not subject to income or capital gains taxes.

Jet Sound Hong Kong Company Limited was incorporated in Hong Kong and is subjected to Hong Kong profits tax.  With effect from April 1, 2018, a two-tiered profits tax rates regime applies. The profits tax rate for the first HKD 2 million of corporate profits is 8.25%, while the standard profits tax rate of 16.5% remains for profits exceeding HKD 2 million. No provision for Hong Kong profits tax has been made as Jet Sound Hong Kong Company Limited has no assessable profits in Hong Kong in the fiscal years ended December 31, 2016, 2017 and 2018.

Other subsidiaries and VIEs of the Company domiciled in the PRC were subject to 25% statutory income tax rate in the years presented.

The EIT Law includes a provision specifying that legal entities organized outside PRC will be considered residents for Chinese income tax purposes if their place of effective management or control is within PRC. If legal entities organized outside PRC were considered residents for Chinese income tax purpose, they would become subject to the EIT Law on their worldwide income. This would cause any income from legal entities organized outside PRC earned to be subject to PRC’s 25% EIT. The Implementation Rules to EIT Law provide that non-resident legal entities will be considered as PRC residents if substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. reside within PRC.

Beijing Qilin Wings Technology Development Co., Ltd., incorporated in the PRC on January 16, 2013, qualified as a “High and New Tech Enterprise” in 2017, and therefore was entitled to a preferential tax rate of 15% for the following three years.

Despite the present uncertainties resulting from the limited PRC tax guidance on the issue, the Company does not believe that the legal entities organized outside PRC should be characterized as PRC residents for EIT Law purposes.

Under the EIT Law and its implementation rules which became effective on January 1, 2008, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in PRC to its foreign investors who are non-resident enterprises are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with PRC that provides for a different withholding arrangement. The Cayman Islands, where the Company is incorporated, does not have a tax treaty with PRC.

The Company’s subsidiaries and VIEs located in the PRC had aggregate accumulated deficits as of December 31, 2018. Accordingly, no deferred tax liability had been accrued for the Chinese dividend withholding taxes as of December 31, 2018.

The current and deferred component of income tax expenses which were substantially attributable to the Company’s PRC subsidiaries and VIEs and VIEs’ subsidiaries, are as follows:

	Years ended December 31,
	2016	2017	2018
Current income tax expenses	$1,690	$1,158	$862
Deferred income tax expenses	—	—	—
Total income tax expenses	$1,690	$1,158	$862

The principal components of the deferred tax assets and liabilities are as follows:

	As of December 31,
	2017	2018
Deferred tax assets
Provision for doubtful accounts	$1,083	$1,667
Accrued payroll and welfare	330	129
Accrued liabilities	437	377
Advertising fee	223	—
Employee education fee	—	5
Net operating loss carry forwards	6,335	8,178
Less valuation allowance	(8,408)	(10,356)
Deferred tax assets, net	$—	$—
Deferred tax liabilities	$—	$—

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

13. INCOME TAXES (cont.)

The Company operates through multiple subsidiaries and VIEs and VIEs’ subsidiaries. The valuation allowance is considered on each individual entity basis. The subsidiaries and VIEs and VIEs’ subsidiaries registered in the PRC have total deferred tax assets related to net operating loss carry forwards at $6,335 and $8,178 as of December 31, 2017 and 2018, respectively. The Company assessed the available evidence to estimate if sufficient future taxable income would be generated to use the existing deferred tax assets. As of December 31, 2017 and 2018, full valuation allowances were established because the Company believes that it is more likely than not that its deferred tax assets will not be utilized as it does not expect to generate sufficient taxable income in the near future.

Reconciliation between the income taxes expense computed by applying the PRC tax rate to loss before the provision of income taxes and the actual provision for income taxes is as follows:

	Years ended December 31,
	2016	2017	2018
Loss before provision of income tax	$(14,298)	$(29,382)	$(88,076)
PRC statutory income tax rate	25%	25%	25%
Income tax at statutory tax rate	(3,575)	(7,346)	(22,019)
Taxable deemed interest income from inter-company interest-free loans	2,335	2,517	2,108
Non-deductible loss and other expenses not deductible for tax purposes	1,630	2,159	15,644
Effect of income tax rate differences in jurisdictions other than the PRC	153	—	3,234
Effect of tax holiday	—	570	(53)
Changes in valuation allowance	1,147	3,258	1,948
Income tax expenses	$1,690	$1,158	$862

The Company did not identify significant unrecognized tax benefits for the years ended December 31, 2016, 2017 and 2018, respectively. The Company did not incur any interest and penalties related to potential underpaid income tax expenses.

Since January 1, 2008, the relevant tax authorities have not conducted a tax examination on the Company’s PRC entities. In accordance with relevant PRC tax administration laws, tax years from 2014 to 2018 of the Company’s PRC subsidiaries and VIEs and VIEs’ subsidiaries remain subject to tax audits as of December 31, 2018, at the tax authority’s discretion.

14. ORDINARY SHARES

On March 7, 2011, the Company was established with an authorized share capital of $80 divided into 800,000,000 ordinary shares of par value $0.0001 each. On March 31, 2011, Renren Inc. purchased 1 issued ordinary share in the Company and became its sole shareholder. On the same day, the Company issued 87,036,999 ordinary shares to Renren and subsequently Renren aggregately held 87,037,000 of its ordinary shares. On January 19, 2017, the Company further issued 412,963,000 ordinary shares to Renren Inc. and subsequently Renren Inc. aggregately held 500,000,000 of its ordinary shares. On January 4, 2018, Renren Inc. surrendered 340,000,000 ordinary shares to the Company and subsequently held in aggregate 160,000,000 of its ordinary shares. The issuance of 412,963,000 ordinary shares in 2017 and the surrender of 340,000,000 ordinary shares in 2018 by Renren Inc. were accounted for as share split and reverse share split, respectively, and accordingly, all references to numbers of ordinary shares and per-share data in the accompanying consolidated financial statements have been adjusted to reflect such issuance/surrender of shares on a retroactive basis.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

15. FAIR VALUE MEASUREMENTS

Assets and liabilities measured or disclosed at fair value

The Company measures its financial assets and liabilities, including cash and cash equivalents, restricted cash and contingent consideration at fair value on a recurring basis as of December 31, 2017 and 2018. The Company measured its financing receivables, short-term and long-term debt and payable to investors at amortized cost. Cash and cash equivalents and restricted cash are classified within Level 1 of the fair value hierarchy because they are valued based on the quoted market price in an active market. The carrying value of financing receivable and payable to investors approximate their fair value due to their short-term nature and are considered level 3 measurement. Such fair value was estimated by discounting scheduled cash flows through the estimated maturity with estimated discount rates based on current offering rates of comparable financings with similar terms. The carrying value of the debt obligations approximate fair value considering the borrowing rates are at the same level of the current market yield for the comparable debts and represent a level 2 measurement. The carrying value of amounts due from/to related parties’ approximate fair value due to the relatively short maturity.

The following table presents the fair value hierarchy for assets and liabilities measured at fair value:

	As of December 31, 2018				As of December 31, 2017
	Fair Value Measurement at the Reporting Date using				Fair Value Measurement at the Reporting Date using
	Quoted price in active markets for identical assets Level 1	Significant other observable inputs Level 2	Significant unobservable in puts Level 3	Total	Quoted price in active markets for identical assets Level 1	Significant other observable inputs Level 2	Significant unobservable in puts Level 3	Total
Cash and cash equivalents	$7,950	$—	$—	$7,950	$17,061	$—	$—	$17,061
Restricted cash	5,818	—	—	5,818	47,253	—	—	47,253
Contingent consideration	—	—	(105,670)	(105,670)	—	—	(46,456)	(46,456)
Total	$13,768	$—	$(105,670)	$(91,902)	$64,314	$—	$(46,456)	$17,858

The Company did not transfer any assets or liabilities in or out of Level 3 during the years ended December 31, 2017 and 2018. The Company determines the fair value of contingent consideration by using discounted cash flow method which includes significant unobservable inputs that are classified as level 3 in the fair value hierarchy. The key assumptions used in the valuation of the contingent consideration for the years ended December 31, 2017 and 2018 are summarized in the table below:

(1)	For contingent consideration resulting from acquisition of the used car dealerships:

	As of December 31,
	2017	2018
Planed Offering date	September 30, 2018	April 30, 2019
Discount rate (from acquisition date to Offering date)	15%	15%
Discount rate (from Offering date to the last settlement date)	2.75%	2.75%
Offering probability	50%	80%

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

15. FAIR VALUE MEASUREMENTS (cont.)

Assets and liabilities measured or disclosed at fair value (cont.)

(2)	For contingent consideration resulting from acquisition of the after sales service centers:

	As of December 31,
	2017	2018
Planed Offering date	September 30, 2018	April 30, 2019
Discount rate (from acquisition date to the last settlement date)	15%	15%
Offering probability	50%	80%

The following is a reconciliation of the beginning and ending balances for contingent consideration measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2018:

Amounts
Balance at beginning of the year	$46,456
Contingent consideration resulting from new acquisitions	14,113
Fair value change	49,503
Exchange difference	(4,402)
Balance at December 31, 2018	$105,670

Assets measured at fair value on a nonrecurring basis

The Company measured its property, equipment and goodwill at fair value on a nonrecurring basis whenever events or changes in circumstances indicate that the carrying value may no longer be recoverable. The Company measures the purchase price allocation at fair value on a nonrecurring basis as of the acquisition dates.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

16. SHARE-BASED COMPENSATION

Kaixin Auto Group Incentive Plan (the “Kaixin Auto Group 2018 Plan”)

On January 31, 2018, Kaixin Auto adopted a stock incentive plan, whereby 40,000,000 ordinary shares of Kaixin Auto Group (“Kaixin”) are made available for future grant for employees or consultants of Kaixin either in the form of incentive share options or restricted shares. The plan was amended and restated in May 2018 that up to 140,000,000 ordinary shares will be made available for granting as awards.

On March 15, 2018 and July 1, 2018, Kaixin issued an aggregate of 36,461,500 options to purchase Kaixin’s ordinary shares to certain of its directors, officers and employees to compensate their services. The term of the options may not exceed ten years from the date of the grant, except for the situation of amendment, modification and termination. The awards under the above plans are subject to vesting schedules ranging from immediately upon grant to four years subsequent to grant date. The weighted-average grant-date fair value of the share options granted during the period presented was $0.52. In determining the fair value of share options granted, a binomial option pricing model is applied.

As of December 31,
2018

Risk-free interest rate (1)	2.82%
Volatility(2)	28%-55%
Expected term (in years)(3)	10
Exercise price(4)	$0.3
Dividend yield(5)	—
Fair value of underlying ordinary share(6)	$0.75

(1)	Risk-free interest rate

Risk-free interest rate was estimated based on the yield to maturity of treasury bonds of the United States with a maturity period close to the expected life of the options.

(2)	Volatility

The volatility of the underlying ordinary shares during the life of the options was estimated based on the historical stock price volatility of listed comparable companies over a period comparable to the expected term of the options.

(3)	Expected term

For the options granted to employees, the Company estimated the expected term based on the vesting and contractual terms and employee demographics. For the options granted to non-employees, the Company estimated the expected term as the original contractual term.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

16. SHARE-BASED COMPENSATION (cont.)

Kaixin Auto Group Incentive Plan (the “Kaixin Auto Group 2018 Plan”) (cont.)

(4)	Exercise price

The exercise price of the options was determined by the Company’s board of directors.

(5)	Dividend yield

The dividend yield was estimated by the Company based on its expected dividend policy over the expected term of the options.

(6)	Fair value of underlying ordinary shares

The estimated fair value of the ordinary shares underlying the options as of the valuation date was determined based on a contemporaneous valuation. When estimating the fair value of the ordinary shares on the valuation dates, management has considered a number of factors, including the result of a third party appraisal of the Company, while taking into account standard valuation methods and the achievement of certain events. The fair value of the ordinary shares in connection with the option grants on the valuation date was determined with the assistance of an independent third party appraiser.

The following table summarizes information with respect to share options outstanding as of December 31, 2018:

	Options outstanding			Options exercisable
The exercise prices	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number of exercisable	Weighted average remaining contractual life	Weighted average exercise price
$0.3	35,281,500	9.19	$0.30	13,333,151	9.19	$0.30

	35,281,500			13,333,151

	Number of shares	Weighted average exercise price	Weighted average grant date fair value
Balance, December 31, 2017	—	$—	$—
Granted	36,461,500	$0.30	$0.52
Exercised	—	$—	$—
Forfeited	(1,180,000)	$0.30	$0.52
Balance, December 31, 2018	35,281,500	$0.30	$0.52
Exercisable, December 31, 2018	13,333,151	$0.30	$0.52
Expected to vest, December 31, 2018	21,948,349	$0.30	$0.52

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

16. SHARE-BASED COMPENSATION (cont.)

Kaixin Auto Group Incentive Plan (the “Kaixin Auto Group 2018 Plan”) (cont.)

For employee stock options, the Company recorded share-based compensation amounting to $9,046 for the year ended December 31, 2018, based on the fair value on the grant date over the requisite service period of award using the straight-line method.

As of December 31, 2018, there was $9,259 unrecognized share-based compensation expense relating to share options. This amount is expected to be recognized over a weighted-average vesting period of 3.22 years.

Renren Inc. Incentive Plan (the “Renren Plan”)

Renren Inc. (“Renren”) adopted the 2006 Equity Incentive Plan (the “200cto6 Plan”), the 2008 Equity Incentive Plan (the “2008 Plan”), the 2009 Equity Incentive Plan (the “2009 Plan”), the 2011 Share Incentive Plan (the “2011 Plan”), the 2016 Share Incentive Plan (the “2016 Plan”), and the 2018 Share Incentive Plan (the “2018 Plan”) for purpose of granting of stock options and incentive stock options to employees and executives to reward them for service to the parent and to provide incentives for future service. In 2006, Renren Inc. adopted the 2006 Plan to replace the 2003 Plan, 2004 Plan and 2005 Plan. On February 26, 2016, Renren Inc. amended the 2011 Plan and 45,000,000 ordinary shares have been added to the award pool under the 2011 Plan. The maximum aggregate number of shares which may be issued pursuant to all awards under the 2006 Plan, 2008 Plan, 2009 Plan, 2011 Plan, 2016 Plan and 2018 Plan is 97,430,220, 30,529,630, 40,000,000, 110,014,158, 53,596,236 and 107,100,000, respectively. The term of the options may not exceed ten years from the date of the grant, except for the situation of amendment, modification and termination. The awards under the above plans are subject to vesting schedules ranging from immediately upon grant to six years subsequent to grant date.

On August 24, 2017, Renren Inc.’s Compensation Committee approved to reduce the exercise price for all outstanding options previously granted with an exercise price higher than $0.478 per ordinary share to $0.478 per share. Such reduction was accounted by Renren Inc. as a share option modification and required the re-measurement of these share options at the time of the modification. The total incremental cost as a result of the modification was $10,382. The incremental cost related to vested options amounted to $3,442 and was recorded in the consolidated statements of operations during the year ended December 31, 2017. The incremental cost related to unvested options amounted to $6,940 and will be recorded over the remaining service period.

On June 29, 2018, Renren Inc.’s Compensation Committee approved to reduce the exercise price for all outstanding options previously granted by Renren with an exercise price higher than $0.0613 per ordinary share to $0.0613 per share. Such reduction was accounted by Renren as a share option modification and required the re measurement of these share options at the time of the modification. The total incremental cost as a result of the modification was $10,779. The incremental cost related to vested options amounted to $9,304 and was recorded in the consolidated statements of operations during year ended December 31, 2018. The incremental cost related to unvested options amounted to $1,475 and will be recorded over the remaining service periods.

Renren Inc. calculated the estimated fair value of the options on the respective grant dates using the binomial option pricing model with the assistance from independent valuation firms, with the assumptions used in 2016. Renren Inc. did not grant any options in 2017 and 2018. The weighted-average grant-date fair value of the share options granted during 2016 was $0.54.

Year ended December 31,
2016

Risk-free interest rate	2.0%
Volatility	50%
Expected term (in years)	10
Exercise price	$1.227
Dividend yield	—

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

16. SHARE-BASED COMPENSATION (cont.)

Renren Inc. Incentive Plan (the “Renren Plan”) (cont.)

(1)	Volatility

The volatility of the underlying ordinary shares during the life of the options was estimated based on the historical stock price volatility of listed comparable companies over a period comparable to the expected term of the options.

(2)	Risk-free interest rate

Risk-free interest rate was estimated based on the yield to maturity of treasury bonds of the United States with a maturity period close to the expected life of the options.

(3)	Expected term

For the options granted to employees, Renren Inc. estimated the expected term based on the vesting and contractual terms and employee demographics. For the options granted to non-employees, Renren Inc. estimated the expected term as the original contractual term.

(4)	Dividend yield

The dividend yield was estimated by Renren Inc. based on its expected dividend policy over the expected term of the options.

(5)	Exercise price

The exercise price of the options was determined by Renren Inc.’s board of directors.

(6)	Fair value of underlying ordinary shares

The closing market price of Renren Inc.’s ordinary shares on the grant date was used.

The aggregate intrinsic value was calculated as the difference between the exercise price of the underlying awards and the closing stock price of $0.53, $0.69 and $0.10 of Renren Inc.’s ordinary share on December 31, 2016, 2017 and 2018, respectively. The total intrinsic value of options exercised for the years ended December 31, 2016, 2017 and 2018 were $1,118, $293 and $21, respectively. The total fair value of options vested during the years ended December 31, 2016, 2017 and 2018 were $12,721, $16,036, and $7,532, respectively.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

16. SHARE-BASED COMPENSATION (cont.)

Renren Inc. Incentive Plan (the “Renren Plan”) (cont.)

The following table summarizes information with respect to share options outstanding as of December 31, 2018:

	Options outstanding				Options exercisable
Range of exercise prices	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Weighted average intrinsic value	Number of exercisable	Weighted average remaining contractual life	Weighted average exercise price	Weighted average intrinsic value
$0.01 ~ $0.18	139,094,101	5.40	$0.06	$5,754	117,561,450	5.11	$0.06	$4,863
	139,094,101			$5,754	117,561,450			$4,863

	Number of Shares	Weighted average exercise price	Weighted average grant date fair value
Balance, January 1, 2018	141,481,616	$0.48	$0.64
Granted	—	—	—
Exercised	(2,268,420)	$0.06	$0.66
Forfeited	(119,095)	$0.16	$0.15
Balance, December 31, 2018	139,094,101	$0.06	$0.64
Exercisable, December 31, 2018	117,561,450	$0.06
Expected to vest, December 31, 2018	21,532,651	$0.06

For employee stock options, Renren Inc. recorded share-based compensation from continuing operations of $19,420, $23,904 and $18,640 and from discontinued operations of $nil for the years ended December 31, 2016, 2017 and 2018, based on the fair value on the grant dates over the requisite service period of award using the straight-line method.

As of December 31, 2018, there was $14,285 unrecognized share-based compensation expense relating to share options. This amount is expected to be recognized over a weighted-average vesting period of 3.04 years.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

16. SHARE-BASED COMPENSATION (cont.)

Nonvested restricted shares

A summary of the nonvested restricted shares activity is as follows:

	Weighted number of nonvested restricted shares	Weighted average fair value per ordinary share at the grant dates
Outstanding as of December 31, 2017	10,802,683	$0.95
Granted	88,935,342	$0.14
Vested	(8,404,575)	$0.47
Forfeited	(17,561,071)	$0.18
Outstanding as of December 31, 2018	73,772,379	$0.21

Renren Inc. recorded compensation expenses based on the fair value of nonvested restricted shares on the grant dates over the requisite service period of award using the straight line vesting attribution method. The fair value of the nonvested restricted shares on the grant date was the closing market price of the ordinary shares as of the date. Renren Inc. recorded compensation expenses related to nonvested restricted shares in an amount of $4,124, $4,112 and $3,917 during the years ended December 31, 2016, 2017 and 2018, respectively.

Total unrecognized compensation expense amounted to $15,345 related to nonvested restricted shares granted as of December 31, 2018. The expense is expected to be recognized over a weighted-average period of 5.22 years.

Share-based compensation expense under the Renren Plan allocated to the Company

The share-based compensation expense under Renren Plan allocated to the Company amounted to $3,707, $4,502 and $2,390 for the years ended December 31, 2016, 2017 and 2018, respectively. These expenses are part of selling and marketing expenses, research and development expenses, and general and administrative expenses allocated from Renren, which were waived and have been reflected as capital contributions as of the date such expenses were originally allocated.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

17. RELATED PARTY BALANCES AND TRANSACTIONS

The table below sets forth major related parties and their relationships with the Company:

Company Name	Relationship with the Company
Renren Inc.	Parent of the Company
Beijing Yunke Logistic Co., Ltd.	A subsidiary of investee of the Parent
OneRent Inc.	Investee of the Parent

Details of related party balances and transactions as of December 31, 2017 and 2018 are as follows:

(1)	Amounts due from related parties

As of December 31, 2017 and 2018, amounts due from related parties were $1,458 and $nil, respectively, and details are as follows:

	As of December 31,	As of December 31,
	2017	2018
OneRent Inc.	$600	$—
Others	858	—
Total	$1,458	$—

(2)	Amounts due to related parties

	As of December 31,	As of December 31,
	2017	2018
Renren and its subsidiaries(1)	$69,524	$78,108
Others	7,054	—
Total	$76,578	$78,108

(1)	The amount represents advanced funds provided by Renren and its subsidiaries to finance the Company’s daily operations. The amounts are interest-free and are repayable on demand. Subsequent to December 31, 2018, the total balance has been waived by Renren in exchange of the transfer of the Ji’nan dealership. Refer to Note 1.

(3)	Transactions with related parties

		Years ended December 31,
	Note	2016	2017	2018
Amount due from:
Loan to 268V Limited		$3,000	$—	$—
Loan to Beijing Yunke Logistic Co., Ltd. (“Yunke”), a subsidiary of investee of the Parent	(i)	883	8,591	—
Others		—	1,317	—
Total		$3,883	$9,908	$—

(i)	The balance represents the loan to Yunke, which is an equity investee of the Parent of the Company. In June 2016, the Company entered into a revolving factoring credit facility agreement (“the Facility”) with Yunke. The Facility has a two-year term with the option for extensions, which allows Yunke to receive approximately $2,889 (RMB 20 million) revolving factoring line of credit from the Company. The Facility is backed by deposits amounting to approximately $154 (RMB 1 million) paid to the Company. $883 and $8,591 was extended to Yunke during fiscal year of 2016 and 2017, respectively. During the year ended December 31, 2017, Yunke repaid the full amount and there was no outstanding balance as of December 31, 2017 and 2018.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

18. SEGMENT INFORMATION

The Company’s Chief Operating Decision Maker (the “CODM”) during the years ended December 31, 2016, 2017 and 2018 is the Chief Executive Officer of the Company, who is responsible for decisions about allocating resources and assessing performance of the Company.

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s CODM. For the year ended December 31, 2018, the Company’s CODM reviewed the financial information of the used car sales business and used car financing business carried out by the Company on a consolidated basis. Therefore, the Company has one operating and reportable segment. The Company operates solely in the PRC and all of the Company’s long-lived assets are located in the PRC.

The Company does not allocate assets to its current operating segments as management does not believe that allocating these assets is useful in evaluating these segments’ performance. Accordingly, the Company has not made disclosure of total assets by reportable segment.

All of the Company’s revenue for the years ended December 31, 2016, 2017 and 2018 was generated from the PRC.

As of December 31, 2017 and 2018, respectively, substantially all of long-lived assets of the Company were located in the PRC.

Other segment information

Automobile sales related to used car and new car sales. Financing income related to revenue generated from its used car financing services. Other revenue mainly included revenue generated from agency fees in connection with arrangements with third party dealers whereas the Company facilitates sales of their cars, and commissions received by the Company from insurance companies for its facilitating services.

	Years ended December 31,
	2016	2017	2018
Automobile sales	$—	$88,227	$420,005
Financing income	20,778	26,426	2,317
Others	68	1933	9,082
Total	$20,846	$116,586	$431,404

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

19. LOSSES PER SHARE

The following table sets forth the computation of basic and diluted net loss per ordinary share for the years ended:

	Years ended December 31,
	2016	2017	2018

Net loss:
Loss from continuing operations	$(15,988)	$(30,540)	$(88,938)
(Loss) income from discontinued operations, net of taxes	(8,066)	1,845	(594)

Net loss	(24,054)	(28,695)	(89,532)
Net loss attributable to the noncontrolling interest	—	(76)	(317)

Net loss attributable to Kaixin Auto Group	$(24,054)	$(28,619)	$(89,215)

Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share-basic	160,000,000	160,000,000	160,000,000

Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share-diluted	160,000,000	160,000,000	160,000,000

Net loss per ordinary share attributable to Kaixin Auto Group shareholders - basic:
Loss per ordinary share from continuing operations	$(0.10)	$(0.19)	$(0.56)
(Loss) Income per ordinary share from discontinued operations	$(0.05)	$0.01	$(0.00)

Net loss per ordinary share attributable to Kaixin Auto Group shareholders - basic:	$(0.15)	$(0.18)	$(0.56)

Net loss per ordinary share attributable to Kaixin Auto Group shareholders - diluted:
Loss per ordinary share from continuing operations	$(0.10)	$(0.19)	$(0.56)
(Loss) Income per ordinary share from discontinued operations	$(0.05)	$0.01	$(0.00)

Net loss per ordinary share attributable to Kaixin Auto Group shareholders - diluted:	$(0.15)	$(0.18)	$(0.56)

20. COMMITMENTS

(1)	Operating lease as lessee

The Company leases its facilities and offices under non-cancelable operating lease agreements. These leases expire through 2027 and are renewable upon negotiation. Rental and other expenses under operating leases for 2016, 2017 and 2018 from continuing operations were $513, $1,322 and $3,895 respectively and from discontinued operations were $nil, $177 and $234.

Future minimum lease payments under such non-cancellable leases as of December 31, 2018 are as follows:

2019	$3,018
2020	2,517
2021	1,189
2022	652
2023	332
2024 and thereafter	991
Total	$8,699

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

21. EMPLOYEE BENEFIT PLAN

Full time employees of the Company in the PRC participate in a government-mandated defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. The Company accrues for these benefits based on certain percentages of the employees’ salaries. The total provisions for such employee benefits from continuing operations were $1,839, $2,797 and $3,813 for the years ended December 31, 2016, 2017 and 2018, respectively.

22. STATUTORY RESERVE AND RESTRICTED NET ASSETS

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, the Company’s subsidiaries and VIE entities located in the PRC, being foreign invested enterprises established in the PRC, are required to provide for certain statutory reserves. These statutory reserve funds include one or more of the following: (i) a general reserve, (ii) an enterprise expansion fund or discretionary reserve fund, and (iii) a staff bonus and welfare fund. Subject to certain cumulative limits, the general reserve fund requires a minimum annual appropriation of 10% of after-tax profit (as determined under accounting principles generally accepted in China at each year-end); the other fund appropriations are at the subsidiaries’ or the affiliated PRC entities’ discretion. These statutory reserve funds can only be used for specific purposes of enterprise expansion, staff bonus and welfare, and are not distributable as cash dividends except in the event of liquidation of the Company’s subsidiaries, the Company’s affiliated PRC entities and their respective subsidiaries. The Company’s subsidiaries and VIE entities are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital.

As of December 31, 2018, none of the Company’s PRC subsidiaries and VIE entities had a general reserve that reached the 50% of their registered capital threshold, therefore they will continue to allocate at least 10% of their after-tax profits to the general reserve fund.

Appropriations to the enterprise expansion reserve and the staff welfare and bonus reserve are to be made at the discretion of the board of directors of each of the Company’s subsidiaries. The appropriation to these reserves by the Company’s PRC subsidiaries was $nil, $nil and $nil for the year ended December 31, 2,016, 2017 and 2018, respectively.

As a result of these PRC laws and regulations and the requirement that distributions by PRC entities can only be paid out of distributable profits computed in accordance with PRC GAAP, the PRC entities are restricted from transferring a portion of their net assets to the Company. Amounts restricted include paid-in capital and the statutory reserves of the Company’s PRC subsidiaries and VIE entities. The aggregate amounts of capital and statutory reserves restricted which represented the amount of net assets of the relevant subsidiaries and VIE entities in the Company not available for distribution was $96,708 and $97,697 as of December 31, 2017 and 2018, respectively.

KAIXIN AUTO GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

(In thousands of US dollars, except share and per share data, or otherwise noted)

23. SUBSEQUENT EVENT

The Company has evaluated subsequent events to the balance sheet date of December 31, 2018 through May 6, 2019, the issuance date of these financial statements.

KAIXIN AUTO GROUP

Additional Information—Financial Statement Schedule I

Condensed Financial Information of Parent Company

BALANCE SHEETS

(U.S. dollars in thousands, except share data and per share data, or otherwise noted)

	As of December 31,
	2017	2018
ASSETS
Current assets:
Cash and cash equivalents	$—	$24
Amounts due from related parties	600	—
Total current assets	600	24
TOTAL ASSETS	$600	$24
LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses	—	581
Amounts due to subsidiaries	613	1,135
Total current liabilities	613	1,716
Non-current liabilities:
Deficit of investment in subsidiaries	33,209	100,434
Total non-current liabilities	33,209	100,434
TOTAL LIABILITIES	$33,822	$102,150
Deficit:
Ordinary shares	$16	$16
Additional paid-in capital	18,654	38,561
Subscription receivable	(16)	(16)
Accumulated deficit	(52,854)	(142,069)
Accumulated other comprehensive (loss) income	978	1,382
Total deficit	(33,222)	(102,126)
TOTAL LIABILITIES AND DEFICIT	$600	$24

KAIXIN AUTO GROUP

Additional Information—Financial Statement Schedule I

Condensed Financial Information of Parent Company

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(U.S. dollars in thousands, except share data and per share data, or otherwise noted)

	Years ended December 31,
	2016	2017	2018
Selling and marketing	$1	$—	$1,504
Research and development	1	1	107
General and administrative	3,709	4,503	11,505
Total operating expenses	3,711	4,504	13,116
Equity in loss of subsidiaries and variable interest entities	(20,343)	(24,115)	(76,099)
Net loss	$(24,054)	$(28,619)	$(89,215)
Other comprehensive (loss) income, net of tax:
Foreign currency translation	(931)	3,598	404
Other comprehensive (loss) income	$(931)	$3,598	$404
Comprehensive loss	$(24,985)	$(25,021)	$(88,811)

KAIXIN AUTO GROUP

Additional Information—Financial Statement Schedule I

Condensed Financial Information of Parent Company

STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands, except share data and per share data, or otherwise noted)

	2016	2017	2018
Cash flows from operating activities:
Net loss	$(24,054)	$(28,619)	$(89,215)
Equity in income of subsidiaries and variable interest entities	20,343	24,115	76,099
Share-based compensation	3,707	4,502	11,436
Changes in operating assets and liabilities:
Amounts due from/to related parties	4	2	173
Accrued expenses and other payables	—	—	581
Net cash used in operating activities	—	—	(926)
Cash flows from investing activities:
Net cash provided by investing activities	—	—	—
Cash flows from financing activities:
Proceeds from short-term loan	—	—	500
Repayment of short-term loan	—	—	(500)
Proceeds of loans from related parties	—	—	950
Net cash provided by financing activities	—	—	950
Net increase in cash and cash equivalents	—	—	24
Cash and cash equivalents at beginning of year	—	—	—
Effect of exchange rate changes	—	—	—
Cash and cash equivalents at end of year	$—	$—	$24

KAIXIN AUTO GROUP

Additional Information—Financial Statement Schedule I

Condensed Financial Information of Parent Company

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data, or otherwise noted)

1. BASIS FOR PREPARATION

The condensed financial information of the Parent Company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the Parent Company used the equity method to account for investments in its subsidiaries and VIE.

The condensed financial information is provided since the restricted net assets of the Company’s subsidiaries, VIEs and VIEs’ subsidiaries were $101,381, over 25% of the consolidated net assets of the Company as of December 31, 2018.

2. INVESTMENTS IN SUBSIDIARIES, VIEs AND VIEs’ SUBSIDIARIES

The Parent Company and its subsidiaries, VIEs and VIEs’ subsidiaries were included in the consolidated financial statements where inter-company balances and transactions were eliminated upon consolidation. For purpose of the Parent Company’s stand-alone financial statements, its investments in subsidiaries, VIEs and VIEs’ subsidiaries were reported using the equity method of accounting. The Parent Company’s share of loss from its subsidiaries, VIEs and VIEs’ subsidiaries were reported as share of loss of subsidiaries, VIEs and VIEs’ subsidiaries in the accompanying Parent Company financial statements. Ordinarily under the equity method, an investor in an equity method investee would cease to recognize its share of the losses of an investee once the carrying value of the investment has been reduced to $nil absent an undertaking by the investor to provide continuing support and fund losses. For the purpose of this Schedule I, the Parent Company has continued to reflect its share, based on its proportionate interest, of the losses of subsidiaries, VIEs and VIEs’ subsidiaries regardless of the carrying value of the investment even though the Parent Company is not obligated to provide continuing support or fund losses.